Earnings Release and Supplemental Report first quarter 2019 Discovery Village at Naples Naples, FL 1

Earnings Release 3 Consolidated Financial Statements 7 Overview 11 Portfolio Summary 12 Property Count Reconciliations 14 Capitalization and Indebtedness 15 Investment Summary 18 Developments and Redevelopments 19 Capital Expenditures 21 Portfolio Diversification 22 Expirations and Maturities 24 Triple-net Master Lease Profile 25 Portfolio Senior Housing Triple-net 26 Senior Housing Operating Portfolio 29 Life Science 34 Medical Office 37 Other 40 Guidance 44 Glossary and Debt Ratios 45 TABLE OF Company Information 51 Contents Forward-Looking Statements & Risk Factors 52 Discussion and Reconciliation of Non-GAAP Financial Measures 2

HCP Reports First Quarter 2019 Results

IRVINE, CA, May 1, 2019 -- HCP, Inc. (NYSE: HCP) today announced results for the first quarter ended March 31, 2019. For the quarter, we generated net income of $0.13 per share, NAREIT FFO of $0.43 per share, FFO as adjusted of $0.44 per share and blended Total Portfolio SPP Cash NOI growth of 3.0%.

FIRST QUARTER 2019 FINANCIAL PERFORMANCE AND RECENT HIGHLIGHTS

- Acquired a $445 million portfolio of nine recently-built, continuum of care, senior housing communities concentrated primarily in Florida and operated by Discovery Senior Living ("Discovery")
- Acquired a $113 million portfolio of three recently-built senior housing communities in California operated by Oakmont Senior Living ("Oakmont"), and converted four existing high-quality Oakmont-operated communities in California from triple-net leases to RIDEA structures
- Completed the conversion of 18 senior housing communities operated by Sunrise Senior Living ("Sunrise") from triple-net leases to RIDEA structures
- Added three new medical office developments with a total estimated spend of $70 million to our HCA Healthcare ("HCA") development program
- Closed on the previously announced life science acquisition of 87 CambridgePark Drive for $71 million and an adjacent land site, 101 CambridgePark Drive, for consideration of up to $27 million
- Received a credit rating upgrade from Moody's to Baa1 from Baa2
- Published our 8th annual Sustainability Report aligned with the Global Reporting Initiative ("GRI"), highlighting our environmental, social and governance ("ESG") goals and achievements
- Reaffirmed full-year 2019 FFO as adjusted and total portfolio SPP Cash NOI guidance

FIRST QUARTER COMPARISON

	Three Months Ended March 31, 2019		Three Months Ended March 31, 2018	
(in thousands, except per share amounts)	**Amount**	**Per Share**	**Amount**	**Per Share**
Net income (loss), diluted	$ 61,029	$ 0.13	$ 39,841	$ 0.08
NAREIT FFO, diluted	207,831	0.43	219,434	0.47
FFO as adjusted, diluted	213,805	0.44	229,063	0.48
FAD, diluted	193,265		201,736	

NAREIT FFO, FFO as adjusted, FAD, and SPP Cash NOI are supplemental non-GAAP financial measures that we believe are useful in evaluating the operating performance of real estate investment trusts (refer to the "Funds From Operations" and "Funds Available for Distribution" sections of this release for additional information). See "March 31, 2019 Discussion and Reconciliation of Non-GAAP Financial Measures" for definitions, discussions of their uses and inherent limitations, and reconciliations to the most directly comparable financial measures calculated and presented in accordance with GAAP on the Investor Relations section of our website at http://ir.hcpi.com/financial-reconciliation.

SAME PROPERTY PORTFOLIO OPERATING SUMMARY

The table below outlines the year-over-year three-month SPP Cash NOI growth:

Year-Over-Year Total SPP Cash NOI Growth	**Three Month**	**% of SPP**
Senior housing	(0.7%)	33.7%
Life science	6.5%	25.1%
Medical office	4.2%	35.5%
Other non-reportable segments ("Other")	2.4%	5.7%
Total Portfolio	**3.0%**	**100.0%**

3

TRANSACTION UPDATES DISCOVERY PORTFOLIO ACQUISITION In April 2019, HCP acquired a portfolio of nine senior housing properties with a total of 1,242 units for $445 million. This relationship-driven acquisition is comprised of modern, highly-amenitized physical plants with an average age of three years. The properties are located in high-growth markets in Florida (7), Georgia (1) and Texas (1) and offer 649 independent living units, 420 assisted living units, and 173 memory care units, with current occupancy of 79%. The initial capitalization rate is in the low-4% range and is projected to increase to approximately 6% as the newly developed properties achieve stabilization. In conjunction with the acquisition, HCP agreed to provide up to $40 million of junior financing on four new developments to be developed and operated by Discovery representing 724 units. HCP will receive a purchase option to acquire each project at a 6.25% cap rate on stabilized NOI. Three of these developments are campus expansions of the properties that HCP acquired in the $445 million portfolio acquisition. This transaction expands HCP's relationship with Discovery, a best-in-class, regionally focused operator who excels in developing and operating large continuum of care campuses in the Southeast and Texas. OAKMONT PORTFOLIO ACQUISITION AND RIDEA CONVERSIONS In May 2019, HCP expanded its relationship with Oakmont by acquiring three newly-built senior housing communities in attractive markets in California for $113 million. The portfolio includes 132 assisted living units and 68 memory care units, with current occupancy of 98%. As part of this transaction, HCP assumed $50 million of secured debt. The year one capitalization rate is in the mid-5% range.  HCP also converted four existing, high-quality and high-performing Oakmont-operated communities in California from triple-net leases to RIDEA structures, effective May 1, 2019. Oakmont continues to be a partner of choice and an operator HCP has targeted for growth, due to their capabilities and strong track-record as a California-based operator and developer. SUNRISE RIDEA CONVERSIONS During the first quarter of 2019, we completed the conversion of 18 senior housing communities operated by Sunrise, from triple-net leases to RIDEA structures. The conversion better aligns our interest with Sunrise, removes a cumbersome legacy lease structure, and improves the real estate quality and diversification of our SHOP portfolio. HCP expects to convert an additional 17 Sunrise triple-net lease properties to RIDEA structures in 2019. Sunrise will remain the operator on all 35 properties. 87 & 101 CAMBRIDGEPARK DRIVE During the first quarter of 2019, we acquired 87 CambridgePark Drive, a 100% leased, 64,000 square foot life science property for $71 million. We also acquired the adjacent land parcel and development rights at 101 CambridgePark Drive for consideration of up to $27 million. These investments add meaningful scale to our life science presence in Boston and expand our relationship with leading local owner and operator, King Street Properties. DEVELOPMENT UPDATES MEDICAL OFFICE DEVELOPMENT PROGRAM WITH HCA As part of the development program with HCA, we signed definitive agreements on three additional development projects. • Brentwood: A 119,000 square foot, six-story Class A medical office building, adjacent to one of HCA’s corporate offices, in Nashville, Tennessee, with an estimated cost of $36 million. HCA has committed to lease 49% of the space, which will include an ambulatory surgery center. • Ogden: A 70,000 square foot, four-story Class A medical office building on the campus of Ogden Regional Medical Center ("Ogden Regional") in Ogden, Utah, with an estimated cost of $18 million. Ogden Regional is operated by MountainStar Healthcare, a division of HCA, and is a leading hospital in the market. HCA will anchor the development and has committed to lease 66% of the space. • Lee's Summit: A 52,000 square foot, three-story Class A medical office building, located on the campus of Lee's Summit Medical Center, in Lee's Summit, Missouri, with an estimated cost of $16 million. In 2018, Lee's Summit Medical Center completed a $21 million hospital expansion, further growing HCA's commitment to the community. HCA will anchor the project and has committed to lease 50% of the space. Construction on these development projects is expected to commence in the second quarter of this year. 4

BALANCE SHEET AND CAPITAL MARKET ACTIVITIES Year-to-date, we sold 5.1 million shares of common stock under our ATM program, via forward sales agreements, at an initial weighted average net price of $31.02 per share. We expect to settle the forward contracts over the next 12 months to fund acquisition and other investment activities. At March 31, 2019, we had $1.7 billion of availability under our $2.0 billion credit facility. DIVIDEND On April 25, 2019, we announced that our Board declared a quarterly cash dividend of $0.37 per common share. The dividend will be paid on May 21, 2019 to stockholders of record as of the market close on May 6, 2019. SUSTAINABILITY In March 2019, we published our 8th annual Corporate Sustainability Report highlighting the environmental, social, and governance aspects of our operations. We were also named to The Sustainability Yearbook 2019, a listing of the world's most sustainable companies, compiled according to the results of RobecoSAM's annual Corporate Sustainability Assessment. More information about HCP's sustainability efforts, including a link to our Sustainability Report, is available on our website at www.hcpi.com/sustainability. BOARD OF DIRECTORS In connection with HCP’s adoption of a mandatory retirement age for directors, Peter L. Rhein and Joseph P. Sullivan retired from our Board of Directors at the HCP Annual Meeting on April 25, 2019. Mr. Rhein and Mr. Sullivan have been members of the Board since 1985 and 2004, respectively. Tom Herzog, HCP's President and CEO, said, “On behalf of our Board and the entire HCP team, I want to express our sincerest thanks to Pete and Joe for their many years of service and contributions to our Company. And personally, I want to thank Pete and Joe for their guidance and sage advice. I will very much miss having them on our Board.” 2019 GUIDANCE For full year 2019, we are reaffirming the following guidance ranges: • Diluted net income per share to range between $0.45 to $0.51 • Diluted NAREIT FFO per share of $1.67 to $1.73 • Diluted FFO as adjusted per share of $1.70 to $1.76 • Blended Total Portfolio SPP Cash NOI growth of 1.25% to 2.75% These estimates do not reflect the potential impact from unannounced future transactions other than capital recycling activities. For additional details and information regarding these estimates, refer to the 2019 Guidance section of our corresponding Supplemental Report and the Discussion and Reconciliation of Non-GAAP Financial Measures, which are both available in the Investor Relations section of our website at http://ir.hcpi.com. 5

COMPANY INFORMATION HCP has scheduled a conference call and webcast for Thursday, May 2, 2019, at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time) to present its performance and operating results for the first quarter ended March 31, 2019. The conference call is accessible by dialing (888) 317-6003 (U.S.) or (412) 317-6061 (International). The conference ID number is 3707711. You may also access the conference call via webcast in the Investor Relations section of our website at http://ir.hcpi.com. An archive of the webcast will be available through May 17, 2019 on our website, and a telephonic replay can be accessed by dialing (877) 344-7529 (U.S.) or (412) 317-0088 (International) and entering conference ID number 10130242. Our Supplemental Report for the current period is also available, with this earnings release, in the Investor Relations section of our website. ABOUT HCP HCP, Inc. is a fully integrated real estate investment trust (REIT) that invests in real estate serving the healthcare industry in the United States.  HCP owns a large-scale portfolio primarily diversified across life science, medical office and senior housing.  Recognized as a global leader in sustainability, HCP has been a publicly-traded company since 1985 and was the first healthcare REIT selected to the S&P 500 index.  For more information regarding HCP, visit www.hcpi.com. FORWARD-LOOKING STATEMENTS Statements in this release that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” "target," “forecast,” “plan,” “potential,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof. Examples of forward-looking statements include, among other things: (i) statements regarding timing, outcomes and other details relating to current, pending or contemplated acquisitions, dispositions, transitions, developments, redevelopments, joint venture transactions, capital recycling plans, financing activities, or other transactions discussed in this release, including without limitation those described under the headings "Transaction Updates", "Development Updates" and "Balance Sheet and Capital Markets Activities"; (ii) statements regarding the payment of a quarterly cash dividend; and (iii) all statements under the heading “2019 Guidance,” including without limitation with respect to expected net income, NAREIT FFO per share, FFO as adjusted per share, SPP Cash NOI growth and other financial projections and assumptions, as well as comparable statements included in other sections of this release. Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. While forward- looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. Further, we cannot guarantee the accuracy of any such forward-looking statement contained in this release, and such forward-looking statements are subject to known and unknown risks and uncertainties that are difficult to predict. These risks and uncertainties include, but are not limited to: our reliance on a concentration of a small number of tenants and operators for a significant percentage of our revenues; the financial condition of our existing and future tenants, operators and borrowers, including potential bankruptcies and downturns in their businesses, and their legal and regulatory proceedings, which results in uncertainties regarding our ability to continue to realize the full benefit of such tenants' and operators' leases and borrowers' loans; the ability of our existing and future tenants, operators and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and to generate sufficient income to make rent and loan payments to us and our ability to recover investments made, if applicable, in their operations; competition for the acquisition and financing of suitable healthcare properties as well as competition for tenants and operators, including with respect to new leases and mortgages and the renewal or rollover of existing leases; our concentration in the healthcare property sector, particularly in senior housing, life sciences and medical office buildings, which makes our profitability more vulnerable to a downturn in a specific sector than if we were investing in multiple industries; our ability to identify replacement tenants and operators and the potential renovation costs and regulatory approvals associated therewith; the risks associated with property development and redevelopment, including costs above original estimates, project delays and lower occupancy rates and rents than expected; the risks associated with our investments in joint ventures and unconsolidated entities, including our lack of sole decision making authority and our reliance on our partners' financial condition and continued cooperation; our ability to achieve the benefits of acquisitions and other investments, including those discussed above, within expected time frames or at all, or within expected cost projections; the potential impact on us and our tenants, operators and borrowers from current and future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments; operational risks associated with third party management contracts, including the additional regulation and liabilities of our RIDEA lease structures; the effect on us and our tenants and operators of legislation, executive orders and other legal requirements, including compliance with the Americans with Disabilities Act, fire, safety and health regulations, environmental laws, the Affordable Care Act, licensure, certification and inspection requirements, and laws addressing entitlement programs and related services, including Medicare and Medicaid, which may result in future reductions in reimbursements or fines for noncompliance; changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect our costs of compliance or increase the costs, or otherwise affect the operations, of our tenants and operators; our ability to foreclose on collateral securing our real estate-related loans; volatility or uncertainty in the capital markets, the availability and cost of capital as impacted by interest rates, changes in our credit ratings, and the value of our common stock, and other conditions that may adversely impact our ability to fund our obligations or consummate transactions, or reduce the earnings from potential transactions; changes in global, national and local economic or other conditions, including currency exchange rates; our ability to manage our indebtedness level and changes in the terms of such indebtedness; competition for skilled management and other key personnel; the potential impact of uninsured or underinsured losses; our reliance on information technology systems and the potential impact of system failures, disruptions or breaches; the ability to maintain our qualification as a real estate investment trust; and other risks and uncertainties described from time to time in our Securities and Exchange Commission filings. Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made.      CONTACT Andrew Johns Vice President – Finance and Investor Relations 949-407-0400 6

HCP, Inc. Consolidated Balance Sheets In thousands, except share and per share data (unaudited)   March 31, 2019 December 31, 2018 Assets Real estate: Buildings and improvements $ 11,220,557 $ 10,877,248 Development costs and construction in progress 605,165 537,643 Land 1,717,259 1,637,506 Accumulated depreciation and amortization (2,915,798) (2,842,947) Net real estate 10,627,183 10,209,450 Net investment in direct financing leases 363,395 713,818 Loans receivable, net 86,139 62,998 Investments in and advances to unconsolidated joint ventures 531,966 540,088 Accounts receivable, net of allowance of $5,175 and $5,127, respectively 48,555 48,171 Cash and cash equivalents 120,117 110,790 Restricted cash 26,535 29,056 Intangible assets, net 275,565 305,079 Assets held for sale, net 10,842 108,086 Right-of-use asset, net 165,748 — Other assets, net 643,456 591,017 Total assets $ 12,899,501 $ 12,718,553 Liabilities and Equity Bank line of credit $ 276,500 $ 80,103 Senior unsecured notes 5,260,622 5,258,550 Mortgage debt 137,525 138,470 Other debt 89,223 90,785 Intangible liabilities, net 49,488 54,663 Liabilities of assets held for sale, net 132 1,125 Lease liability 152,837 — Accounts payable and accrued liabilities 352,642 391,583 Deferred revenue 181,467 190,683 Total liabilities 6,500,436 6,205,962 Commitments and contingencies Common stock, $1.00 par value: 750,000,000 shares authorized; 477,928,816 and 477,496,499 shares issued and outstanding, respectively 477,929 477,496 Additional paid-in capital 8,405,258 8,398,847 Cumulative dividends in excess of earnings (3,042,422) (2,927,196) Accumulated other comprehensive income (loss) (3,883) (4,708) Total stockholders' equity 5,836,882 5,944,439 Joint venture partners 389,369 391,401 Non-managing member unitholders 172,814 176,751 Total noncontrolling interests 562,183 568,152 Total equity 6,399,065 6,512,591 Total liabilities and equity $ 12,899,501 $ 12,718,553 7

HCP, Inc. Consolidated Statements of Operations In thousands, except per share data (unaudited)   Three Months Ended March 31, 2019 2018 Revenues: Rental and related revenues $ 294,222 $ 316,752 Resident fees and services 126,695 142,814 Income from direct financing leases 13,524 13,266 Interest income 1,713 6,365 Total revenues 436,154 479,197 Costs and expenses: Interest expense 49,327 75,102 Depreciation and amortization 131,951 143,250 Operating 168,927 172,552 General and administrative 21,355 29,175 Transaction costs 4,518 2,195 Impairments (recoveries), net 8,858 — Total costs and expenses 384,936 422,274 Other income (expense): Gain (loss) on sales of real estate, net 8,044 20,815 Other income (expense), net 3,133 (40,407) Total other income (expense), net 11,177 (19,592) Income (loss) before income taxes and equity income (loss) from unconsolidated joint ventures 62,395 37,331 Income tax benefit (expense) 3,458 5,336 Equity income (loss) from unconsolidated joint ventures (863) 570 Net income (loss) 64,990 43,237 Noncontrolling interests' share in earnings (3,520) (3,005) Net income (loss) attributable to HCP, Inc. 61,470 40,232 Participating securities' share in earnings (441) (391) Net income (loss) applicable to common shares $ 61,029 $ 39,841 Earnings per common share: Basic $ 0.13 $ 0.08 Diluted $ 0.13 $ 0.08 Weighted average shares outstanding: Basic 477,766 469,557 Diluted 479,131 469,695 8

HCP, Inc.   Funds From Operations In thousands, except per share data (unaudited) Three Months Ended (1) For the three months ended March 31, 2018, March 31, represents the loss on consolidation of seven U.K. 2019 2018 care homes. (2) For the three months ended March 31, Net income (loss) applicable to common shares $ 61,029 $ 39,841 2018, represents the impairment recovery of our Real estate related depreciation and amortization 131,951 143,250 Tandem Health Care mezzanine loan. Real estate related depreciation and amortization on unconsolidated joint ventures 15,077 17,388 (3) For the three months ended March 31, 2018, primarily relates to the departure of our former Real estate related depreciation and amortization on noncontrolling interests and other (4,920) (2,543) Executive Chairman, which consisted of $6 million Other real estate-related depreciation and amortization 2,085 1,296 of cash severance and $3 million of equity award Loss (gain) on sales of real estate, net (8,044) (20,815) vestings. (1) Loss (gain) upon consolidation of real estate, net — 41,017 Impairments (recoveries) of depreciable real estate, net 8,858 — NAREIT FFO applicable to common shares 206,036 219,434 Distributions on dilutive convertible units and other 1,795 — Diluted NAREIT FFO applicable to common shares $ 207,831 $ 219,434 Diluted NAREIT FFO per common share $ 0.43 $ 0.47 Weighted average shares outstanding - diluted NAREIT FFO 483,671 469,695 Impact of adjustments to NAREIT FFO: Transaction-related items $ 5,889 $ 1,942 Other impairments (recoveries) and losses (gains), net(2) — (3,298) Severance and related charges(3) — 8,738 Litigation costs (recoveries) 128 406 Foreign currency remeasurement losses (gains) (28) 130 Total adjustments 5,989 7,918 FFO as adjusted applicable to common shares 212,025 227,352 Distributions on dilutive convertible units and other 1,780 1,711 Diluted FFO as adjusted applicable to common shares $ 213,805 $ 229,063 Diluted FFO as adjusted per common share $ 0.44 $ 0.48 Weighted average shares outstanding - diluted FFO as adjusted 483,671 474,363 9

HCP, Inc.  Funds Available for Distribution  In thousands (unaudited) Three Months Ended March 31, 2019 2018 FFO as adjusted applicable to common shares $ 212,025 $ 227,352 Amortization of deferred compensation(1) 3,590 3,420 Amortization of deferred financing costs 2,699 3,336 Straight-line rents (6,246) (10,686) FAD capital expenditures (19,220) (19,118) Lease restructure payments 288 299 CCRC entrance fees(2) 3,496 3,027 Deferred income taxes (3,732) (2,140) Other FAD adjustments(3) (1,429) (3,754) FAD applicable to common shares 191,471 201,736 Distributions on dilutive convertible units and other 1,794 — Diluted FAD applicable to common shares $ 193,265 $ 201,736 Weighted average shares outstanding - diluted FAD 483,671 469,695 (1) Excludes amounts related to the acceleration of deferred compensation for restricted stock units that vested upon the departure of certain former employees, which have already been excluded from FFO as adjusted in severance and related charges. (2) Represents our 49% share of non-refundable entrance fees, as the fees are collected by our CCRC JV, net of reserves and CCRC JV entrance fee amortization. (3) Primarily includes our share of FAD capital expenditures from unconsolidated joint ventures, partially offset by noncontrolling interests' share of FAD capital expenditures from consolidated joint ventures. 10

The Numbers

Overview(1)

As of and for the quarter ended March 31, 2019, dollars, square feet and shares in thousands, except per share data

	1Q19
Financial Metrics	
Diluted earnings per common share	$0.13
Diluted NAREIT FFO per common share	$0.43
Diluted FFO as adjusted per common share	$0.44
Dividends per common share	$0.37
Real Estate Revenues	$434,441
NOI	$265,514
Cash NOI	$263,176
Portfolio Income[(2)]	$286,289

Same Property Portfolio Cash NOI Growth	% of Total SPP	1Q19
Senior housing	33.7%	(0.7%)
Life science	25.1%	6.5%
Medical office[(3)]	35.5%	4.2%
Other	5.7%	2.4%
Total	**100.0%**	**3.0%**

	1Q19
Capitalization	
Common stock outstanding and DownREIT units	484,359
Total Market Equity	$15,160,436
Enterprise Debt	$6,268,421

	1Q19
Debt Ratios	
Financial Leverage	37.0%
Secured Debt Ratio	2.8%
Net Debt to Adjusted EBITDAre	5.5x
Adjusted Fixed Charge Coverage	4.5x

Portfolio Statistics	Property Count	Capacity	Occupancy
Senior housing triple-net	126	12,942 Units	85.8%
SHOP	102	12,807 Units	82.6%
Life science	125	6,880 Sq. Ft.	97.2%
Medical office[(3)]	269	20,739 Sq. Ft.	92.1%
Other[(4)]	112	N/A	N/A
Total	**734**	N/A	N/A

(1) Reconciliations, definitions and important discussions regarding the usefulness and limitations of the non-GAAP financial measures used in this report can be found at http://ir.hcpi.com/financial-reconciliation. Totals throughout this Earnings Release and Supplemental Report may not add due to rounding.

(2) Includes our share of unconsolidated joint ventures ("JVs") and activity from assets sold and held for sale during the periods presented.

(3) During the first quarter of 2019, two facilities were reclassified from other non-reportable segments to the medical office segment. Accordingly, all prior period segment information has been recast to conform to the current period presentation.

(4) Our Other non-reportable segment consists of the following: 13 hospitals and post-acute/skilled, 15 properties in our CCRC JV, 68 properties in our U.K. JV and 16 other unconsolidated JV properties.

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Portfolio Summary

As of and for the quarter ended March 31, 2019, dollars in thousands

	Property Count	Average Age	Portfolio Investment	Portfolio Income	Private Pay %[1]
Wholly Owned Property Portfolio					
Senior housing triple-net	126	21	$ 2,544,978	$ 58,463	92.7
SHOP	92	21	2,556,785	30,385	98.5
Life science	107	21	3,880,059	70,003	100.0
Medical office	266	23	4,887,122	91,437	100.0
Other	13	27	321,500	12,887	68.3
	604	**22**	**$ 14,190,444**	**$ 263,176**	**96.6**
Developments					
Life science	13	N/A	$ 545,469	$ —	—
Medical office	1	N/A	7,218	—	—
	14	**N/A**	**$ 552,687**	**$ —**	**—**
Redevelopments[3]					
SHOP	10	N/A	$ 89,607	$ —	—
Life science	5	N/A	235,795	—	—
Medical office	2	N/A	3,606	—	—
	17	**N/A**	**$ 329,008** [3]	**$ —**	**—**
Debt Investments					
Other	—	N/A	$ 105,475	$ 1,713	—
Total					
Senior housing triple-net	126	21	$ 2,544,978	$ 58,463	92.7
SHOP	102	21	2,646,392	30,385	98.5
Life science	125	21	4,661,324	70,003	100.0
Medical office	269	23	4,897,946	91,437	100.0
Other	13	27	426,975	14,601	68.3
	635	**22**	**$ 15,177,615**	**$ 264,889**	**96.6**
HCP's Share of Unconsolidated JVs[4]					
Other	99	26	$ 1,168,895	$ 21,400	72.8
Total Portfolio	**734**	**22**	**$ 16,346,510**	**$ 286,289**	**94.9**

PORTFOLIO INCOME



Unconsolidated JVs(2) 7%
SHOP 11%
Hospitals and Other 5%
Senior housing triple-net 20%
N³
$286.3M
Medical office 32%
Life science 25%

(1) Self-pay and private insurance (including managed care) revenues as a percentage of total property revenues for the most recent trailing 12 months available, weighted based on current quarter Portfolio Income including assets sold in the quarter. Revenues for medical office buildings are considered 100% private pay.
(2) Includes 5.0% related to 15 assets in our unconsolidated CCRC JV and 1.6% related to 68 assets contributed to our U.K. JV.
(3) Includes Construction in Process ("CIP") and buildings or portions of buildings placed in Redevelopment. Portfolio Income for Redevelopments is reflected in the Wholly Owned Property Portfolio section above.
(4) HCP's pro rata share information is prepared on a basis consistent with the comparable consolidated amounts by applying our actual ownership percentage for the period, and is intended to reflect our proportionate economic interest in the financial position and operating results of properties in our portfolio.

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NOI Summaries

For the quarter ended March 31, 2019, dollars in thousands

NOI SUMMARY

	NOI			SPP NOI		
	Real Estate Revenues	Operating Expenses	NOI[1]	SPP Real Estate Revenues	SPP Operating Expenses	SPP NOI
Wholly-Owned						
Senior housing triple-net	$ 58,892	$ (993)	$ 57,899	$ 56,049	$ (88)	$ 55,960
SHOP	126,181	(96,948)	29,233	70,165	(48,690)	21,475
Total Senior Housing	$ 185,073	$ (97,941)	$ 87,132	$ 126,214	$ (48,778)	$ 77,435
Life science	94,473	(21,992)	72,481	73,340	(16,465)	56,875
Medical office	142,195	(48,987)	93,208	121,976	(40,919)	81,057
Other	12,700	(8)	12,693	12,700	(7)	12,694
	$ 434,441	**$ (168,927)**	**$ 265,514**	**$ 334,229**	**$ (106,169)**	**$ 228,061**

CASH NOI SUMMARY

	Cash NOI			SPP Cash NOI		
	Cash Real Estate Revenues	Cash Operating Expenses	Cash NOI[1]	SPP Cash Real Estate Revenues	SPP Cash Operating Expenses	SPP Cash NOI
Wholly-Owned						
Senior housing triple-net	$ 59,328	$ (864)	$ 58,463	$ 54,196	$ (74)	$ 54,122
SHOP	127,149	(96,764)	30,385	70,544	(48,901)	21,644
Total Senior Housing	$ 186,477	$ (97,628)	$ 88,848	$ 124,740	$ (48,975)	$ 75,766
Life science	91,982	(21,979)	70,003	72,881	(16,452)	56,429
Medical office	139,485	(48,048)	91,437	120,111	(40,312)	79,799
Other	12,895	(8)	12,887	12,895	(7)	12,888
	$ 430,839	**$ (167,663)**	**$ 263,176**	**$ 330,628**	**$ (105,745)**	**$ 224,882**

THREE-MONTH SPP

				Year-Over-Year				Sequential			
				Occupancy		Growth		Occupancy		Growth	
	Property Count	% of Total SPP based on Cash NOI	% of Segment SPP based on Cash NOI	1Q19	1Q18	SPP NOI	SPP Cash NOI	1Q19	4Q18	SPP NOI	SPP Cash NOI
Senior housing triple-net	126	24	93	85.8%	87.3%	0.9%	2.4%	85.8%	85.7%	(2.0%)	(7.3%)
SHOP	50	10	71	85.8%	88.8%	(7.9%)	(7.7%)	85.8%	87.1%	16.3%	10.3%
Total Senior Housing	176	34	85			(1.7%)	(0.7%)			2.5%	(2.9%)
Life science	97	25	81	96.8%	93.5%	5.9%	6.5%	96.8%	96.2%	1.8%	2.1%
Medical office	236	36	87	92.5%	93.5%	3.6%	4.2%	92.5%	93.1%	1.8%	1.6%
Other	13	6	100	N/A	N/A	2.2%	2.4%	N/A	N/A	0.4%	0.4%
Total	**522**	**100**	**85**			**2.2%**	**3.0%**			**2.0%**	**0.1%**

(1) NOI and Cash NOI include $6.0 million attributable to noncontrolling interests, excluding DownREITS.

13

Property Count Reconciliations

As of March 31, 2019

PROPERTY COUNT RECONCILIATION

	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	Total
Prior Quarter Total Property Count	**146**	**93**	**124**	**267**	**114**	**744**
Acquisitions	—	—	1	—	—	1
Assets sold	(2)	(9)	—	—	—	(11)
Senior housing triple-net to SHOP conversions	(18)	18	—	—	—	—
Segment reclassification	—	—	—	2	(2)	—
Current Quarter Total Property Count	**126**	**102**	**125**	**269**	**112**	**734**
Unconsolidated JVs	—	—	—	—	(99)	(99)
Acquisitions	—	—	(3)	(16)	—	(19)
Assets in Development	—	—	(13)	(1)	—	(14)
Assets in Redevelopment	—	(10)	(5)	(2)	—	(17)
Assets held for sale	—	(1)	—	(2)	—	(3)
Senior housing triple-net to SHOP conversions	—	(39)	—	—	—	(39)
Completed Developments and Redevelopments - not Stabilized	—	(2)	(7)	(12)	—	(21)
Three-Month SPP Property Count	**126**	**50**	**97**	**236**	**13**	**522**

SEQUENTIAL SPP

	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	Total
Prior Quarter Three-Month SPP Property Count	**146**	**48**	**97**	**224**	**15**	**530**
Acquisitions	—	1	1	11	—	13
Assets in Redevelopment	—	—	(1)	(1)	—	(2)
Prior Development/Redevelopment now Stabilized	—	—	—	2	—	2
Assets held for sale	—	(1)	—	(2)	—	(3)
Assets sold	(2)	—	—	—	—	(2)
Senior housing triple-net to SHOP conversions	(18)	2	—	—	—	(16)
Segment reclassification	—	—	—	2	(2)	—
Current Quarter Three-Month SPP Property Count	**126**	**50**	**97**	**236**	**13**	**522**

14

Capitalization

Dollars and shares in thousands, except price per share data

TOTAL CAPITALIZATION

	March 31, 2019				
	Shares		Value		Total Value
Common stock (NYSE: HCP)	477,929	$	31.30	$	14,959,177
Convertible partnership (DownREIT) units	6,430		31.30		201,259
Total Market Equity	**484,359**			**$**	**15,160,436**
Consolidated debt					5,763,870
Total Market Equity and Consolidated Debt	**484,359**			**$**	**20,924,306**
HCP's share of unconsolidated JV debt					504,551
Total Market Equity and Enterprise Debt	**484,359**			**$**	**21,428,857**

COMMON STOCK AND EQUIVALENTS

		Weighted Average Shares Three Months Ended March 31, 2019			
	Shares Outstanding March 31, 2019	Diluted EPS	Diluted NAREIT FFO	Diluted FFO as adjusted	Diluted FAD
Common stock	477,929	477,766	477,766	477,766	477,766
Common stock equivalent securities:					
Restricted stock units	1,946	259	259	259	259
Dilutive impact of options	13	13	13	13	13
Equity forward agreements[(1)]	—	1,093	1,093	1,093	1,093
Convertible partnership (DownREIT) units	6,430	—	4,540	4,540	4,540
Total common stock and equivalents	**486,318**	**479,131**	**483,671**	**483,671**	**483,671**

(1) Represents the current dilutive impact of 18.8 million shares of common stock under forward sales agreements that have not been settled as of March 31, 2019. Based on the forward price of each agreement as of March 31, 2019, issuance of all 18.8 million shares would result in approximately $544 million of net proceeds. Subsequent to March 31, 2019, we utilized the forward provisions under our at-the-market program to allow for the sale of up to an additional 1.5 million shares of common stock, which would generate approximately $46 million of net proceeds based on the initial weighted average net price of the agreement.

15

Indebtedness and Ratios

As of March 31, 2019, dollars in thousands

DEBT MATURITIES AND SCHEDULED PRINCIPAL REPAYMENTS (AMORTIZATION)

	Bank Line of Credit[1]	Term Loan	Senior Unsecured Notes		Mortgage Debt		Consolidated Debt	HCP's Share of Unconsolidated JV Debt		Enterprise Debt	
			Amounts	Rates %[2]	Amounts	Rates %[2]		Amounts[3]	Rates %[2]	Amounts	Rates %[2]
2019	$ —	$ —	$ —	—	$ 2,686	—	$ 2,686	$ 160,743	5.45	$ 163,429	5.45
2020	—	—	800,000	2.79	3,609	5.08	803,609	12,044	4.23	815,653	2.81
2021	276,500	—	—	—	10,957	5.26	287,457	63,716	5.17	351,173	3.61
2022	—	—	900,000	3.93	2,691	—	902,691	35,023	4.91	937,714	3.97
2023	—	—	800,000	4.39	2,811	—	802,811	4,053	3.96	806,864	4.39
2024	—	—	1,150,000	4.17	2,937	—	1,152,937	935	—	1,153,872	4.17
2025	—	—	1,350,000	3.93	3,069	—	1,353,069	18,911	3.87	1,371,980	3.93
2026	—	—	—	—	3,006	2.85	3,006	942	—	3,948	2.85
2027	—	—	—	—	9,184	5.25	9,184	945	—	10,129	5.25
2028	—	—	—	—	2,644	3.05	2,644	35,375	4.48	38,019	4.42
Thereafter	—	—	300,000	6.87	88,865	4.03	388,865	2,708	3.90	391,573	6.09
Subtotal	**$ 276,500**	**$ —**	**$ 5,300,000**		**$ 132,459**		**$ 5,708,959**	**$ 335,395**		**$ 6,044,354**	
Other Debt[4]	—	—	—		—		89,223	170,715		259,938	
(Discounts), premium and debt costs, net	—	—	(39,378)		5,066		(34,312)	(1,559)		(35,871)	
Total	**$ 276,500**	**$ —**	**$ 5,260,622**		**$ 137,525**		**$ 5,763,870**	**$ 504,551**		**$ 6,268,421**	
Weighted average interest rate %	3.20	—	4.03		4.19		4.00	5.06		4.06	
Weighted average maturity in years	2.6	—	5.3		18.7		5.5	2.7		5.3	

(1) Includes £55 million ($71.5 million) translated into U.S. dollars ("USD") at March 31, 2019. Our $2.0 billion bank line of credit has the following features: (i) initial maturity date of October 19, 2021 with two six-month committed extension options; (ii) annual interest costs of LIBOR plus 87.5 basis points and a facility fee of 15 basis points based on our current unsecured credit rating; and (iii) inclusion of a $750 million accordion feature which can be used to increase the facility size, subject to securing additional commitments.
(2) The rates are reported in the year in which the related debt matures.
(3) Reflects pro rata share of mortgage and other debt in our unconsolidated JVs.
(4) Represents non-interest bearing Entrance Fee deposits at certain of our senior housing facilities and demand notes that have no scheduled maturities.

16

Indebtedness and Ratios As of March 31, 2019, dollars in thousands, includes HCP's pro rata share of unconsolidated JVs DEBT STRUCTURE Weighted Average Balance % of Total Rates % Years to Maturity Secured Fixed rate $ 179,401 3 4.19 15.2 Floating rate 288,453 5 5.20 2.2 Combined $ 467,854 8 4.81 7.2 Unsecured Fixed rate 5,300,000 87 4.03 5.3 Floating rate 276,500 5 3.20 2.6 Combined $ 5,576,500 92 3.99 5.2 Total Fixed rate 5,479,401 91 4.04 5.7 Floating rate 564,953 9 4.22 2.6 Combined $ 6,044,354 100 4.06 5.3 Other Debt(1) 259,938 (Discounts), premiums and debt costs, net (35,871) Enterprise Debt $ 6,268,421 FINANCIAL COVENANTS(2) Bank Line of Credit Requirement Actual Compliance Leverage Ratio No greater than 60% 38% Secured Debt Ratio No greater than 30% 4% Unsecured Leverage Ratio No greater than 60% 42% Fixed Charge Coverage Ratio (12 months) No less than 1.50x 3.8x Tangible Net Worth ($ billions) No less than $6.5B $9.4B CREDIT RATINGS (SENIOR UNSECURED DEBT) Moody's Baa1 (Stable) S&P Global BBB+ (Stable) Fitch BBB (Positive) (1) Represents non-interest bearing Entrance Fee deposits at certain of our senior housing facilities and demand notes that have no scheduled maturities. (2) Calculated based on the definitions contained in the credit agreement, which may differ from similar terms used in the Company’s consolidated financial statements as provided in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Compliance with certain of these financial covenants requires the inclusion of the Company’s consolidated amounts and its proportionate share of unconsolidated JVs. 17

Investment Summary

For the three months ended March 31, 2019, dollars and square feet in thousands

INVESTMENT SUMMARY

	Date	Capacity	Property Count	Property Type	Three Months Ended March 31, 2019
Acquisition - Cambridge, MA[(1)]	January	64 Sq. Ft.	1	Life science	$ 91,500
Development fundings					90,124
Redevelopment fundings					26,257
Loan fundings[(2)]					23,598
Lease commissions - Dev/Redev/Acq					2,700
Total			**1**		**$ 234,178**

DISPOSITIONS

	Date	Capacity	Property Count	Property Type	Sales Price/Proceeds	Trailing Cash Yield[(3)]
Las Vegas, NV	January	152 Units	1	SHOP	$ 11,764	
Various, RI	January	375 Units	3	SHOP	34,125	
Poway, CA	January	26 Acres	—	Life science	35,400	
Abingdon, VA	January	73 Units	1	Senior housing	15,800	
Various, CA	February	205 Units	4	SHOP	15,700	
Mount Vernon, IL	February	112 Units	1	SHOP	6,000	
Franklin, NC	February	42 Units	1	Senior housing	10,300	
Total			**11**		**$ 129,090**	**4.5%**

ASSETS HELD FOR SALE

	Date	Capacity	Property Count	Property Type	Projected Sales Price	Trailing Cash Yield[(3)]
Sunrise, FL	January	180 Units	1	SHOP	$ 7,000	
Dallas, TX[(4)]	March	62 Sq. Ft.	2	Medical office	4,341	
Total			**3**		**$ 11,341**	**10.6%**

(1) Includes a ground leasehold interest and associated development rights on a land site directly adjacent to 87 CambridgePark Drive for $20.5 million that we acquired in February 2019.
(2) Includes fundings under the $115 million participating development loan for the construction of 620 Terry, a $147 million senior housing development located in Seattle.
(3) Represents the average yield calculated using Cash NOI for the 12-month period prior to the sale for dispositions and for the 12-month period ended March 31, 2019 for assets held for sale.
(4) Closed April 2019.

18

Developments

As of March 31, 2019, dollars and square feet in thousands

DEVELOPMENT PROJECTS IN PROCESS

Project	MSA	Property Type	Property Count		Placed in Service		CIP(1)		Cost to Complete(1)		Total at Completion
Wholly-Owned											
Ridgeview	San Diego, CA	Life science	3	$	31,734	$	37,194	$	4,184	$	73,112
The Cove at Oyster Point - Phase III	San Francisco, CA	Life science	2		—		215,965		36,705		252,670
Sorrento Summit	San Diego, CA	Life science	1		—		7,926		10,674		18,600
The Shore at Sierra Point - Phase I	San Francisco, CA	Life science	2		—		128,152		108,511		236,663
The Cove at Oyster Point - Phase IV	San Francisco, CA	Life science	1		—		47,869		63,521		111,390
75 Hayden	Boston, MA	Life science	1		—		50,206		110,009		160,215
The Shore at Sierra Point - Phase II	San Francisco, CA	Life science	2		—		42,894		248,713		291,607
The Shore at Sierra Point - Phase III	San Francisco, CA	Life science	1		—		15,263		78,251		93,514
Grand Strand	Other	Medical office	1		—		7,218		19,134		26,352
			14	**$**	**31,734**	**$**	**552,687**	**$**	**679,702**	**$**	**1,264,123**

Projected stabilized yields typically range from 6.0% - 8.0%

Project	Total Project Capacity (Sq. Ft.)	% of Total Project Leased	Project Start	Actual / Estimated Occupancy: Initial	Actual / Estimated Occupancy: Stabilized(2)
Wholly-Owned					
Ridgeview	306	100	2Q16	1Q19	4Q19
The Cove at Oyster Point - Phase III	324	100	4Q16	2Q19	3Q19
Sorrento Summit	28	100	3Q17	4Q19	4Q19
The Shore at Sierra Point - Phase I	222	100	4Q17	4Q19	1Q20
The Cove at Oyster Point - Phase IV	164	100	2Q18	1Q20	1Q20
75 Hayden	214	—	2Q18	1Q21	4Q22
The Shore at Sierra Point - Phase II	266	—	4Q18	1Q21	4Q21
The Shore at Sierra Point - Phase III	103	—	4Q18	1Q22	4Q22
Grand Strand	90	47	4Q18	1Q20	3Q21
	1,717	**63**			

(1) Includes lease commissions incurred to date and projected lease commissions through Stabilization.
(2) Economic stabilization typically occurs three to six months following Stabilized occupancy.

19

Redevelopments and Land Held for Development[1]

As of March 31, 2019, dollars and square feet in thousands

REDEVELOPMENT PROJECTS IN PROCESS

					Incremental Costs				
Project[2]	MSA	Property Type	Property Count	Placed in Service	CIP[3]	Cost to Complete[3]	Total	Project Start	Estimated Completion[4]
Wholly-Owned									
Biotech Gateway	San Francisco, CA	Life science	3	$ 20,064	$ 21,740	$ 24,796	$ 66,600	1Q18	2Q19
Various SHOP	Various	SHOP	10	—	8,912	77,326	86,238	2Q18 - 4Q18	3Q19 - 3Q20
Pointe Grand	San Francisco, CA	Life science	1	—	10,207	4,256	14,463	3Q18	2Q19
St Matthews I	Louisville, KY	Medical office	1	519	3,360	7,315	11,194	3Q18	4Q19
Swedish IV	Denver, CO	Medical office	1	—	246	7,456	7,702	1Q19	1Q20
10410 Science Center Drive	San Diego, CA	Life science	1	—	1,597	26,743	28,340	1Q19	4Q19
			17	**$ 20,583**	**$ 46,062**	**$ 147,892**	**$ 214,537**		

Projected stabilized cash-on-cash return on incremental capital invested typically ranges from 9.0% to 12.0%

LAND HELD FOR DEVELOPMENT

Project	MSA	Property Type	Gross Site Acreage	Estimated Rentable Sq. Ft.	Investment to Date
Wholly-Owned					
Forbes Research Center	San Francisco, CA	Life science	8	326	$ 47,788
Modular Labs III	San Francisco, CA	Life science	2	106	11,204
Torrey Pines Science Center	San Diego, CA	Life science	6	93	12,073
Directors Place	San Diego, CA	Life science	4	150	6,653
101 CambridgePark Drive	Boston, MA	Life science	1	N/A	20,633
Remaining	Various	Various	1	N/A	946
			22	**675**	**$ 99,297**

(1) Redevelopments are excluded from SPP until they are Stabilized. See Glossary for further definition.
(2) During the quarter, Wateridge, Summit III, Nordstrom Tower and one building at Pointe Grand were completed and placed in service.
(3) Includes lease commissions incurred to date and projected lease commissions through Stabilization.
(4) Excludes the completion of tenant improvements.

20

Capital Expenditures

For the three months ended March 31, 2019, dollars in thousands, except per unit/square foot

	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	Total
Wholly-Owned						
Recurring capital expenditures	$ 305	$ 2,880	$ 540	$ 3,001	$ —	$ 6,725
Tenant improvements - 2nd generation	—	—	2,075	4,967	—	7,042
Lease commissions - 2nd generation[(1)]	—	—	2,369	3,084	—	5,453
FAD capital expenditures	**$ 305**	**$ 2,880**	**$ 4,984**	**$ 11,051**	**$ —**	**$ 19,220**
Revenue enhancing capital expenditures	265	5,546	167	1,531	—	7,510
Casualty related capital expenditures[(2)]	276	1,040	—	—	—	1,316
Initial Capital Expenditures ("ICE")	—	—	2	346	—	348
Tenant improvements - 1st generation	—	—	1,625	4,581	—	6,206
Lease commissions - Dev/Redev/Acq[(3)]	—	—	2,598	101	—	2,700
Development	—	—	85,287	4,837	—	90,124
Redevelopment	—	2,655	16,226	7,376	—	26,257
Capitalized interest	—	86	7,454	731	—	8,271
Total capital expenditures	**$ 846**	**$ 12,208**	**$ 118,342**	**$ 30,555**	**$ —**	**$ 161,951**
Recurring capital expenditures per unit/sq. ft.	(4)	$255 per Unit	$0.08 per Sq. Ft.	$0.14 per Sq. Ft.		

(1) Excludes lease commissions on Development, Redevelopment, and 1st generation recently acquired vacant space.
(2) Casualty related capital expenditures include the acquisition of generators for assisted living facilities in Florida, as required by administrative rules adopted by Florida healthcare agencies and ratified by the Florida legislature.
(3) Includes lease commissions on Development and Redevelopment of $0.2 million and $2.5 million, respectively.
(4) Senior housing triple-net per unit is not presented as it is not meaningful.

21

Portfolio Diversification As of and for the quarter ended March 31, 2019, dollars in thousands PORTFOLIO INCOME BY MSA Property Senior Housing Medical MSA Count(1) Triple-net SHOP Life Science Office Other Total % of Total San Francisco, CA 76 $ 2,634 $ — $ 47,535 $ 798 $ — $ 50,967 18 Dallas, TX 41 1,759 1,708 — 16,607 1,400 21,473 8 San Diego, CA 36 814 — 14,727 2,229 — 17,770 6 Houston, TX 39 379 6,243 — 9,687 343 16,653 6 Denver, CO 22 2,171 2,485 — 5,602 — 10,258 4 Washington, DC 19 6,617 1,685 — 974 — 9,276 3 Seattle, WA 13 1,934 176 — 6,183 — 8,293 3 Los Angeles, CA 10 2,608 528 — 1,176 3,760 8,072 3 New York, NY 11 5,272 1,190 — — — 6,462 2 Nashville, TN 16 589 — — 4,937 — 5,526 2 Remaining 338 33,686 16,369 7,741 43,243 7,385 108,425 38 Cash NOI 621 $ 58,463 $ 30,385 $ 70,003 $ 91,437 $ 12,887 $ 263,176 92 Interest income — — — — — 1,713 1,713 1 HCP's Share of Unconsolidated JVs 98 — — — — 21,400 21,400 7 Portfolio Income 719 $ 58,463 $ 30,385 $ 70,003 $ 91,437 $ 36,001 $ 286,289 100 (1) Excludes fifteen properties in Development, including one unconsolidated development. 22

Portfolio Diversification

As of and for the quarter ended March 31, 2019, dollars in thousands, includes HCP's pro rata share of unconsolidated JVs

PORTFOLIO INCOME BY OPERATOR/TENANT

	Tenant/Credit Exposure							SHOP/Operator Exposure				
Operator/Tenant	**Property Count[1]**	**Senior Housing Triple-net**	**Life Science**	**Medical Office**	**Other**	**Total**	**% of Portfolio Income**	**Property Count[1]**	**SHOP**	**Other**	**Total**	**% of Portfolio Income**
Brookdale	43	$ 18,794	$ —	$ —	$ —	$ 18,794	6	43	$ 13,616	$ 14,761	$ 28,377	10
Sunrise Senior Living	30	20,640	—	—	—	20,640	7	24 [2]	3,161	—	3,161	1
Hospital Corporation of America ("HCA")[3]	88	—	—	21,408	—	21,408	7	—	—	—	—	—
Amgen	7	—	13,182	—	—	13,182	5	—	—	—	—	—
Atria Senior Living	—	—	—	—	—	—	—	27	8,893	(51)	8,842	3
Remaining	425	19,028	56,820	70,030	20,167	166,045	58	32	4,715	1,124	5,839	2
Portfolio Income	**593**	**$ 58,463**	**$ 70,003**	**$ 91,437**	**$ 20,167**	**$240,070**	**84**	**126**	**$ 30,385**	**$15,834**	**$ 46,219**	**16**

(1) Excludes fifteen properties in Development, including one unconsolidated development.
(2) Includes 14 properties converted to SHOP during the quarter for which Portfolio Income is reflected in Senior housing triple-net.
(3) Includes Cash NOI for 1.4 million square feet in five properties that are 100% leased to HCA, and 2.8 million square feet in 83 properties partially leased to HCA.


GREENVILLE HOSPITAL SYSTEM
200 A

Patewood Medical Office Building
Greenville, SC

23

Expirations and Maturities

As of March 31, 2019, dollars in thousands

EXCLUDES PURCHASE AND PREPAYMENT OPTIONS

			Annualized Base Rent[1]				
Year	Total	% of Total	Senior Housing Triple-net	Life Science	Medical Office	Other	Interest Income
2019[2]	$ 68,708	7	$ 2,375	$ 13,288	$ 53,045	$ —	$ —
2020	135,589	13	40,753	20,778	64,738	8,301	1,019
2021	111,666	11	7,996	49,993	51,078	1,668	930
2022	90,506	9	1,548	22,082	47,617	14,298	4,960
2023	128,164	13	46,576	40,305	41,283	—	—
2024	62,417	6	4,809	7,372	27,264	22,972	—
2025	115,656	11	8,474	48,278	58,853	—	53
2026	46,876	5	4,316	21,560	21,000	—	—
2027	51,339	5	12,425	23,177	15,737	—	—
2028	80,227	8	35,714	15,171	29,342	—	—
Thereafter	129,863	13	60,168	30,242	35,446	4,007	—
	$ 1,021,012	**100**	**$ 225,154**	**$ 292,245**	**$ 445,405**	**$ 51,246**	**$ 6,962**
Weighted average maturity in years	5.5		7.5	5.5	4.7	4.3	3.1

REFLECTS PURCHASE AND PREPAYMENT OPTIONS

			Annualized Base Rent[1]				
Year	Total	% of Total	Senior Housing Triple-net	Life Science	Medical Office	Other	Interest Income[3]
2019[2]	$ 78,204	8	$ 2,375	$ 13,288	$ 59,676	$ 613	$ 2,251
2020	147,125	14	40,753	20,778	62,780	22,815	—
2021	121,010	12	7,996	49,993	61,353	1,668	—
2022	87,927	9	1,548	22,082	45,901	13,685	4,710
2023	124,745	12	46,576	40,305	37,864	—	—
2024	47,299	5	4,809	7,372	26,660	8,458	—
2025	116,422	11	8,474	48,278	59,671	—	—
2026	37,594	4	4,316	21,560	11,718	—	—
2027	51,271	5	12,425	23,177	15,669	—	—
2028	79,995	8	35,714	15,171	29,110	—	—
Thereafter	129,420	13	60,168	30,242	35,003	4,007	—
	$ 1,021,012	**100**	**$ 225,154**	**$ 292,245**	**$ 445,405**	**$ 51,246**	**$ 6,962**

(1) Annualized Base Rent does not include tenant recoveries, additional rent in excess of floors, and non-cash revenue adjustments.
(2) Includes month-to-month and holdover leases.
(3) Reflects the earliest point at which there is no prepayment penalty.

24

Triple-Net Master Lease Profile(1)(2) (1) Excludes properties held for sale or sold, master leases with properties acquired during the period required to calculate CFC and master leases that include newly completed developments that are not Stabilized. Additionally, excludes 3 data % of Weighted points, 2 of which represent portfolios that converted to SHOP during the quarter Total Cash NOI Average and 1 portfolio that is planned to convert to SHOP later in 2019. and Interest # of Leases/ Maturity in Facility EBITDAR CFC Income Data Points Years Guaranty(4) (2) In connection with the agreement, multiple leases with Brookdale were combined into a single master lease with varying maturities. The varying maturities are Less than 1.0x 5.9 8 5.4 100.0% reflected in the graph based on their renewal terms. 1.00x - 1.25x 8.4 9 11.1 60.7% (3) Represents a three property master lease that was previously in development, which has reached the 24 month Stabilization period, but has not yet reached 80% 1.26x - 1.50x 1.8 2 3.4 100.0% occupancy. 1.51x and above 2.3 3 5.0 100.0% (4) Represents the percentage of total Cash NOI supported by a corporate guaranty. 25

Senior Housing Triple-net[1]

As of and for the quarter ended March 31, 2019, dollars in thousands, except REVPOR

Property Portfolio	Property Count	Investment	Cash NOI	Units	Occupancy %	REVPOR Triple-Net	Facility EBITDARM CFC	Facility EBITDAR CFC
Assisted/Independent living	124	$ 2,289,212	$ 55,227	11,887	85.6	$ 5,892	1.22x	1.04x
CCRC	2	255,766	3,236	1,055	87.5	6,218	1.39x	1.19x
Total	**126**	**$ 2,544,978**	**$ 58,463**	**12,942**	**85.8**	**$ 5,919**	**1.24x**	**1.05x**

			Properties						
Operator	Investment	Cash NOI	Count	% Pooled	Units	Occupancy %	REVPOR Triple-Net	Facility EBITDARM CFC	Facility EBITDAR CFC
Sunrise Senior Living[1]	$ 942,340	$ 20,640	30	100	3,607	86.6	$ 7,417	1.39x	1.15x
Brookdale	787,257	18,794	43	95	4,728	88.0	5,251	1.23x	1.06x
Harbor Retirement Associates	214,355	4,990	14	100	1,343	77.7	5,684	1.11x	0.91x
Aegis Senior Living	182,152	4,666	10	80	702	89.6	8,875	1.47x	1.29x
Capital Senior Living	181,988	4,484	15	100	1,499	81.1	3,330	1.03x	0.89x
Remaining	236,886	4,888	14	64	1,063	87.1	5,514	1.05x	0.91x
Total	**$ 2,544,978**	**$ 58,463**	**126**	**93**	**12,942**	**85.8**	**$ 5,919**	**1.24x**	**1.05x**

(1) Includes Cash NOI for fourteen properties that converted to SHOP in the quarter. Property count, Investment and units for these properties are reflected in SHOP. Sunrise and Total EBITDARM and EBITDAR CFC exclude 35 properties, which have either converted or are expected to convert to SHOP in 2019.

26

Senior Housing Triple-net Same Property Portfolio Dollars in thousands, except REVPOR 1Q18 2Q18 3Q18 4Q18 1Q19 Property count 126 126 126 126 126 Investment $ 2,533,774 $ 2,535,100 $ 2,539,660 $ 2,543,823 $ 2,544,978 Units 12,944 12,945 12,953 12,939 12,942 Occupancy % 87.3 86.4 85.6 85.7 85.8 REVPOR Triple-net $ 5,854 $ 5,905 $ 5,929 $ 5,924 $ 5,919 Facility EBITDARM CFC(1) 1.34x 1.31x 1.29x 1.27x 1.24x Facility EBITDAR CFC(1) 1.15x 1.12x 1.10x 1.08x 1.05x Real Estate Revenues $ 55,560 $ 55,525 $ 55,840 $ 57,186 $ 56,049 Operating Expenses (92) (74) (79) (102) (88) NOI $ 55,468 $ 55,452 $ 55,761 $ 57,084 $ 55,960 Cash Real Estate Revenues $ 52,913 $ 55,774 $ 55,708 $ 58,465 $ 54,196 Cash Operating Expenses (78) (60) (65) (88) (74) Cash NOI $ 52,835 $ 55,715 $ 55,643 $ 58,377 $ 54,122 Year-Over-Year Three-Month SPP Growth 2.4% (1) EBITDARM and EBITDAR CFC exclude 35 properties, which have either converted or are expected to convert to SHOP in 2019. 27

Senior Housing Triple-net | New Supply

As of and for the quarter ended March 31, 2019, dollars in thousands

NEW SUPPLY ANALYSIS[(1)]

	Senior Housing Triple-net Portfolio					5-Mile Radius[(2)]				
MSA	**Units**	**Cash NOI**	**% of Triple-net Cash NOI**	**Properties/ Units Under Construction[(3)]**	**Cash NOI Exposed to New Supply[(4)]**	**5-Year 80+ Population Growth % 2019-2024**	**80+ Penetration Rate %**	**Median Household Income**	**Median Home Value**	**Unemploy-ment %**
US National Average						*14.1*	*11.8*	*$ 63*	*$ 218*	*4.0*
Washington, DC	1,329	$ 6,617	11.3	4 / 407	$ 1,650	18.4	9.0	121	564	2.8
New York, NY	959	5,272	9.0	2 / 394	1,350	11.4	3.2	97	542	3.7
San Francisco, CA	359	2,634	4.5	-- / --	—	15.2	12.0	106	756	3.1
Los Angeles, CA	385	2,608	4.5	1 / 40	493	15.0	6.6	91	759	4.0
Portland, OR	897	2,334	4.0	1 / 224	454	16.8	26.8	71	347	4.1
Denver, CO	414	2,171	3.7	1 / 36	1,423	16.3	18.6	79	437	3.1
Chicago, IL	507	2,087	3.6	1 / 179	404	13.9	8.1	85	275	3.9
Jacksonville, FL	486	1,942	3.3	2 / 500	1,514	20.4	24.8	60	222	2.9
Seattle, WA	314	1,934	3.3	3 / 222	537	14.9	13.6	97	617	3.4
Dallas, TX	633	1,759	3.0	-- / --	—	21.5	16.7	82	196	3.5
Austin, TX	269	1,582	2.7	-- / --	—	22.1	15.1	77	453	2.9
Detroit, MI	330	1,456	2.5	5 / 476	1,081	6.9	23.9	77	241	3.4
Sebastian, FL	298	1,422	2.4	-- / --	—	15.8	10.5	57	236	4.6
Sacramento, CA	352	1,331	2.3	1 / 60	660	15.1	14.3	79	393	3.8
Providence, RI	276	1,296	2.2	-- / --	—	10.1	11.5	63	327	5.2
Charlotte, NC	451	1,289	2.2	1 / 88	229	20.0	17.8	69	243	3.7
Baltimore, MD	239	1,262	2.2	2 / 174	950	16.8	9.5	98	384	3.6
Atlanta, GA	395	1,145	2.0	1 / 79	328	20.3	16.8	80	335	2.8
Riverside, CA	202	984	1.7	3 / 227	192	20.7	6.7	96	501	3.9
Tucson, AZ	282	935	1.6	-- / --	—	15.5	31.2	66	304	2.9
Remaining	5,222	16,405	28.1	6 / 631	1,071	12.7	11.6	70	275	3.5
Total	**14,599**	**$ 58,463**	**100.0**	**34 / 3,737**	**$ 12,336**	**14.5**	**10.4**	**$ 84**	**$ 403**	**3.5**
% of Total Cash NOI and Interest Income					**4.7%**					

(1) Includes units and Cash NOI for fourteen properties operated by Sunrise that converted from senior housing triple-net to SHOP in the quarter.
(2) Demographic data provided by StratoDem Analytics for 2019. Construction and supply data provided by National Investment Center for Senior Housing and Care ("NIC") for the quarter ended March 31, 2019. Data reflects a 5-mile radius around each community and is weighted by Cash NOI. See Glossary for further discussion.
(3) Represents the number of properties and units with similar care types that are under construction.
(4) Represents total Cash NOI exposed to new construction and material expansions.

28

SHOP[1]

As of and for the quarter ended March 31, 2019, dollars in thousands, except REVPOR

INVESTMENTS

	Property Count	Investment	Cash NOI	Units	Occupancy %	REVPOR SHOP
Operator						
Brookdale	27	$ 852,761	$ 13,616	4,189	85.3	$ 4,061
Atria Senior Living	27	598,147	8,893	3,542	81.6	4,464
Sunrise Senior Living[1]	24	584,289	3,161	2,696	78.6	6,217
Senior Lifestyle Corp.	7	198,453	1,903	639	80.7	5,579
Life Care Services	3	78,161	1,637	426	85.3	4,856
Remaining	14	244,973	1,175	1,315	78.4	4,879
Total	**102**	**$ 2,556,785**	**$ 30,385**	**12,807**	**82.6**	**$ 4,586**

TOTAL OPERATING PORTFOLIO

	1Q18	2Q18	3Q18	4Q18	1Q19
Property count	100	102	97	93	102
Investment	$ 2,600,444	$ 2,500,375	$ 2,462,108	$ 2,228,265	$ 2,556,785
Units	13,580	13,527	12,995	11,708	12,807
Occupancy %	85.5	84.6	84.2	83.0	82.6
REVPOR SHOP	$ 4,069	$ 4,027	$ 4,089	$ 4,259	$ 4,586
Real Estate Revenues	$ 144,670	$ 138,352	$ 137,044	$ 127,909	$ 126,181
Operating Expenses	(101,746)	(101,767)	(106,182)	(104,617)	(96,948)
NOI	**$ 42,925**	**$ 36,585**	**$ 30,863**	**$ 23,292**	**$ 29,233**
Cash Real Estate Revenues	$ 142,318	$ 136,700	$ 137,815	$ 127,950	$ 127,149
Cash Operating Expenses	(101,001)	(100,239)	(105,576)	(101,428)	(96,764)
Cash NOI	**$ 41,317**	**$ 36,461**	**$ 32,240**	**$ 26,522**	**$ 30,385**
Cash NOI Margin %	29.0	26.7	23.4	20.7	23.9

(1) Includes property count, Investment and units for fourteen properties that converted from senior housing triple-net in the quarter. Cash NOI for these properties is reflected in senior housing triple-net.

29

SHOP | MSA

As of and for the quarter ended March 31, 2019, dollars in thousands, except REVPOR

OPERATING PORTFOLIO METRICS

				Units[1]			REVPOR SHOP[1]	
MSA	**Investment**	**Cash NOI**	**% of SHOP Cash NOI**	**AL**	**IL**	**Occupancy %**	**AL**	**IL**
Houston, TX	$ 303,608	$ 6,243	20.5	311	1,606	87.4	$ 4,943	$ 2,844
Denver, CO	174,908	2,485	8.2	154	437	88.6	4,618	4,153
Chicago, IL	186,999	2,116	7.0	250	659	81.8	10,648	4,752
Dallas, TX	72,136	1,708	5.6	287	216	88.5	4,232	3,610
Washington, DC	173,466	1,685	5.5	607	—	81.9	6,066	—
Miami, FL	210,155	1,448	4.8	1,162	224	83.1	4,189	—
Memphis, TN	72,566	1,303	4.3	—	182	95.2	—	6,051
Phoenix, AZ	42,634	1,191	3.9	—	211	93.5	—	4,202
New York, NY	113,262	1,190	3.9	409	—	92.7	7,788	—
Boston, MA	58,106	868	2.9	177	—	86.0	7,211	—
St. Louis, MO	46,577	835	2.7	152	—	78.1	8,005	—
Baltimore, MD	150,405	800	2.6	463	—	75.6	5,866	—
Austin, TX	38,481	772	2.5	136	—	96.2	5,362	—
Sarasota, FL	39,853	766	2.5	—	164	N/A	—	—
Richmond, VA	50,329	746	2.5	204	—	N/A	—	—
Boulder, CO	42,707	679	2.2	—	96	93.6	—	4,619
Dayton, OH	46,478	612	2.0	175	108	93.7	5,526	2,897
Fresno, CA	39,708	611	2.0	—	172	93.0	—	3,785
Charlotte, NC	45,450	570	1.9	135	—	79.2	5,155	—
Albuquerque, NM	10,698	531	1.7	149	—	87.4	4,016	—
Remaining	638,258	3,226	10.6	3,308	653	73.1	4,793	4,409
Total	**$ 2,556,785**	**$ 30,385**	**100.0**	**8,079**	**4,728**	**82.6**	**$ 5,192**	**$ 3,807**

(1) Units and REVPOR SHOP are based on the majority type within each community. AL includes needs-based care, such as memory care.

30

SHOP | Same Property Portfolio

Dollars in thousands, except REVPOR

CORE

	1Q18	2Q18	3Q18	4Q18	1Q19	Sequential Growth	Year-Over-Year Growth
Property count	33	33	33	33	33	—	—
Investment	$ 1,038,212	$ 1,043,002	$ 1,048,281	$ 1,055,657	$ 1,059,218	0.3 %	2.0 %
Units	4,338	4,343	4,338	4,339	4,338	— %	— %
Occupancy %	89.5	88.9	88.6	88.5	86.9	(1.6%)	(2.6%)
REVPOR SHOP	$ 4,142	$ 4,198	$ 4,210	$ 4,203	$ 4,344	3.4%	4.9 %
Real Estate Revenues	$ 48,447	$ 48,559	$ 48,454	$ 48,495	$ 48,763	0.6%	0.7 %
Operating Expenses	(31,574)	(32,236)	(32,504)	(34,106)	(32,920)	(3.5%)	4.3 %
NOI	**$ 16,873**	**$ 16,323**	**$ 15,950**	**$ 14,390**	**$ 15,842**	**10.1%**	**(6.1%)**
Cash Real Estate Revenues	$ 48,265	$ 48,591	$ 48,557	$ 48,435	$ 49,133	1.4%	1.8 %
Cash Operating Expenses	(31,564)	(32,213)	(32,529)	(33,150)	(33,114)	(0.1%)	4.9 %
Cash NOI	**$ 16,701**	**$ 16,378**	**$ 16,028**	**$ 15,285**	**$ 16,019**	**4.8%**	**(4.1%)**
Cash NOI Margin %	34.6	33.7	33.0	31.6	32.6	1.0%	(2.0%)

TRANSITION[(1)]

	1Q18	2Q18	3Q18	4Q18	1Q19	Sequential Growth	Year-Over-Year Growth
Property count	17	17	17	17	17	—	—
Investment	$ 333,118	$ 335,721	$ 337,031	$ 341,409	$ 340,343	(0.3%)	2.2 %
Units	2,066	2,065	2,066	2,066	2,067	— %	— %
Occupancy %	87.1	85.0	83.9	84.1	83.4	(0.7%)	(3.7%)
REVPOR SHOP	$ 4,060	$ 4,087	$ 4,035	$ 3,947	$ 4,141	4.9%	2.0 %
Real Estate Revenues	$ 22,391	$ 21,730	$ 20,226	$ 20,722	$ 21,402	3.3%	(4.4%)
Operating Expenses	(15,951)	(16,241)	(15,784)	(16,646)	(15,770)	(5.3%)	(1.1%)
NOI	**$ 6,441**	**$ 5,489**	**$ 4,441**	**$ 4,076**	**$ 5,632**	**38.2%**	**(12.6%)**
Cash Real Estate Revenues	$ 21,922	$ 21,535	$ 20,977	$ 20,580	$ 21,411	4.0%	(2.3%)
Cash Operating Expenses	(15,186)	(15,718)	(15,623)	(16,234)	(15,787)	(2.8%)	4.0 %
Cash NOI	**$ 6,736**	**$ 5,818**	**$ 5,354**	**$ 4,346**	**$ 5,625**	**29.4%**	**(16.5%)**
Cash NOI Margin %	30.7	27.0	25.5	21.1	26.3	5.2%	(4.4%)

(1) Represents properties previously managed by Brookdale that have transitioned to new operators or are expected to sell in 2019 in accordance with the Brookdale Transaction. Refer to the 4Q17 Earnings Release and Supplemental Report for additional information.

31

SHOP Same Property Portfolio Dollars in thousands, except REVPOR TOTAL Sequential Year-Over- 1Q18 2Q18 3Q18 4Q18 1Q19 Growth Year Growth Property count 50 50 50 50 50 — — Investment $ 1,371,330 $ 1,378,722 $ 1,385,311 $ 1,397,066 $ 1,399,561 0.2% 2.1 % Units 6,404 6,408 6,404 6,405 6,405 — % — % Occupancy % 88.8 87.7 87.1 87.1 85.8 (1.3%) (3.0%) REVPOR SHOP $ 4,116 $ 4,163 $ 4,156 $ 4,123 $ 4,281 3.8% 4.0 % Real Estate Revenues $ 70,838 $ 70,290 $ 68,679 $ 69,217 $ 70,165 1.4% (1.0%) Operating Expenses (47,524) (48,478) (48,288) (50,752) (48,690) (4.1%) 2.5% NOI $ 23,314 $ 21,812 $ 20,391 $ 18,465 $ 21,475 16.3% (7.9%) Cash Real Estate Revenues $ 70,187 $ 70,126 $ 69,534 $ 69,015 $ 70,544 2.2% 0.5 % Cash Operating Expenses (46,750) (47,931) (48,153) (49,384) (48,901) (1.0%) 4.6 % Cash NOI $ 23,437 $ 22,196 $ 21,381 $ 19,630 $ 21,644 10.3% (7.7%) Cash NOI Margin % 33.4 31.7 30.7 28.4 30.7 2.3% (2.7%) 32

SHOP | New Supply

As of and for the quarter ended March 31, 2019, dollars in thousands

NEW SUPPLY ANALYSIS[(1)]

MSA	SHOP: Units	SHOP: Cash NOI	SHOP: % of SHOP Cash NOI	Properties/ Units Under Construction[(3)]	Cash NOI Exposed to New Supply[(4)]	5-Mile Radius[(2)]: 5-Year 80+ Population Growth % 2019-2024	5-Mile Radius[(2)]: 80+ Penetration Rate %	5-Mile Radius[(2)]: Median Household Income	5-Mile Radius[(2)]: Median Home Value	5-Mile Radius[(2)]: Unemploy-ment%
US National Average						*14.1*	*11.8*	*$ 63*	*$ 218*	*4.0*
Houston, TX	1,917	$ 6,243	20.5	4 / 1,014	$ 4,130	22.4	19.1	92	310	3.4
Denver, CO	591	2,485	8.2	4 / 641	1,749	15.8	16.8	67	384	3.4
Chicago, IL	687	2,116	7.0	1 / 163	99	11.7	18.3	112	328	3.9
Dallas, TX	503	1,708	5.6	2 / 250	789	22.1	15.7	64	178	4.1
Washington, DC	467	1,685	5.5	3 / 259	1,148	18.6	7.7	112	423	3.2
Miami, FL	1,386	1,448	4.8	4 / 485	503	10.4	8.6	59	231	4.0
Memphis, TN	182	1,303	4.3	2 / 343	1,303	12.6	23.9	83	240	2.8
Phoenix, AZ	211	1,191	3.9	1 / 128	1,191	17.9	14.4	56	225	4.1
New York, NY	187	1,190	3.9	2 / 142	721	9.4	11.1	117	477	4.0
Boston, MA	177	868	2.9	1 / 72	670	11.1	10.6	91	617	2.8
St. Louis, MO	152	835	2.7	1 / 15	430	5.7	10.3	88	267	2.3
Baltimore, MD	375	800	2.6	-- / --	—	10.5	6.9	91	320	3.9
Austin, TX	136	772	2.5	-- / --	—	30.5	21.5	65	239	3.4
Sarasota, FL	164	766	2.5	-- / --	—	12.6	12.7	64	274	3.0
Richmond, VA	204	746	2.5	1 / 42	746	6.6	34.9	105	358	2.3
Boulder, CO	96	679	2.2	-- / --	—	18.8	19.8	69	698	3.0
Dayton, OH	180	612	2.0	2 / 298	612	6.5	9.9	67	169	3.5
Fresno, CA	172	611	2.0	-- / --	—	11.5	11.8	73	285	6.6
Charlotte, NC	135	570	1.9	-- / --	—	21.1	18.0	89	264	2.9
Albuquerque, NM	149	531	1.7	-- / --	—	16.6	7.1	44	184	4.7
Remaining	3,079	3,226	10.6	4 / 569	141	14.7	10.5	68	272	3.5
Total	**11,150**	**$ 30,385**	**100.0**	**32 / 4,421**	**$ 14,232**	**15.5**	**14.1**	**$ 81**	**$ 313**	**3.5**
% of Total Cash NOI and Interest Income					**5.4%**					

(1) Excludes fourteen properties that converted from senior housing triple-net to SHOP in the quarter which are reflected in senior housing triple-net new supply analysis.
(2) Demographic data provided by StratoDem Analytics for 2019. Construction and supply data provided by NIC for the quarter ended March 31, 2019. Data reflects a 5-mile radius around each community and is weighted by Cash NOI. See Glossary for further discussion.
(3) Represents the number of properties and units with similar care types that are under construction.
(4) Represents total Cash NOI exposed to new construction and material expansions.

33

Life Science As of and for the quarter ended March 31, 2019, dollars and square feet in thousands INVESTMENTS(1) Property Cash Square Occupancy MSA Count Investment NOI Feet % San Francisco, CA 71 $ 2,539,681 $ 47,535 3,821 97.9 San Diego, CA 30 870,446 14,727 2,085 94.6 Boston, MA 3 315,930 4,053 462 100.0 Remaining 8 154,002 3,688 512 100.0 112 $ 3,880,059 $ 70,003 6,880 97.2 SAME PROPERTY PORTFOLIO 1Q18 2Q18 3Q18 4Q18 1Q19 Property Count 97 97 97 97 97 Investment $ 2,990,282 $ 3,016,786 $ 3,031,534 $ 3,042,715 $ 3,047,652 Square Feet 5,875 5,875 5,876 5,876 5,876 Occupancy % 93.5 95.1 95.9 96.2 96.8 Real Estate Revenues $ 69,072 $ 70,254 $ 73,080 $ 73,250 $ 73,340 Operating Expenses (15,345) (16,396) (17,561) (17,400) (16,465) NOI $ 53,727 $ 53,858 $ 55,519 $ 55,849 $ 56,875 Cash Real Estate Revenues $ 68,288 $ 69,818 $ 72,472 $ 72,662 $ 72,881 Cash Operating Expenses (15,326) (16,378) (17,548) (17,387) (16,452) Cash NOI $ 52,962 $ 53,440 $ 54,925 $ 55,275 $ 56,429 Year-Over-Year Three-Month SPP Growth % 6.5% (1) Excludes thirteen properties that are in Development. 34

Life Science

As of March 31, 2019, dollars and square feet in thousands

SELECTED LEASE EXPIRATION DATA (NEXT 5 YEARS)

	Total				San Francisco		San Diego		Boston		Remaining	
Year	**Leased Square Feet**	**%**	**Annualized Base Rent[1]**	**%**	**Square Feet**	**Annualized Base Rent[1]**	**Square Feet**	**Annualized Base Rent[1]**	**Square Feet**	**Annualized Base Rent[1]**	**Square Feet**	**Annualized Base Rent[1]**
2019[2]	416	6	$ 13,288	5	155	$ 4,658	181	$ 5,252	80	$ 3,378	—	$ —
2020	550	8	20,778	7	316	12,400	197	6,703	37	1,674	—	—
2021	831	12	49,993	17	684	44,710	147	5,283	—	—	—	—
2022	654	10	22,082	8	235	8,690	348	11,410	—	—	70	1,982
2023	710	11	40,305	14	550	34,531	97	3,817	27	1,378	36	579
Thereafter	3,524	53	145,798	50	1,799	91,629	1,001	27,464	318	14,224	406	12,481
	6,686	**100**	**$ 292,245**	**100**	**3,739**	**$ 196,619**	**1,972**	**$ 59,930**	**462**	**$ 20,653**	**512**	**$ 15,042**

TENANT CONCENTRATION

		Leased Square Feet		Annualized Base Rent[1]		
	Remaining Lease Term in Years	**Amount**	**% of Total**	**Amount**	**% of Total**	**Credit Rating**
Amgen	3.5	684	10	$ 50,344	17	A
Myriad Genetics	6.2	359	5	11,033	4	—
Takeda/Shire	7.4	266	4	9,790	3	BBB+
Rigel Pharmaceuticals	3.8	147	2	9,351	3	—
AstraZeneca Pharmaceuticals	8.0	156	2	8,558	3	BBB+
General Atomics	11.5	510	8	7,613	3	—
Five Prime	8.8	115	2	7,025	2	—
NuVasive	15.2	169	3	6,436	2	—
Duke University	10.5	166	2	6,178	2	AA+
Pfizer/Rinat Neuroscience	5.8	123	2	4,826	2	AA
Remaining	5.0	3,990	60	171,089	59	—
	5.5	**6,686**	**100**	**$ 292,245**	**100**	



Public Biotech / Medical Device 51%
University, Government, Research 4%
Office and R&D 8%
Pharma 16%
Private Biotech / Medical Device 21%

(1) Annualized Base Rent does not include tenant recoveries, additional rent in excess of floors, and non-cash revenue adjustments.
(2) Includes month-to-month and holdover leases.

35

Life Science Square feet in thousands LEASING ACTIVITY Annualized HCP Tenant Leased Base Rent % Change in Improvements Leasing Costs Average Lease Retention Square Feet Per Sq. Ft. Cash Rents per Sq. Ft. per Sq. Ft. Term (Months) Rate YTD Leased Square Feet as of December 31, 2018 6,488 $ 43.97 Acquisitions 64 47.73 Developments 113 11.88 Redevelopments placed in service 72 60.02 Properties placed into redevelopment (84) 87.09 Expirations (164) 35.15 Renewals, amendments and extensions 102 42.21 21.4 $ 0.38 $ 7.54 38 62.2% New leases 105 50.71 78.82 19.29 105 Terminations (10) 32.07 Leased Square Feet as of March 31, 2019 6,686 $ 43.71 Rendering of The Shore at Sierra Point South San Francisco, CA 3636

Medical Office

As of and for the quarter ended March 31, 2019, dollars and square feet in thousands

PORTFOLIO BY MARKET[1]

					Square Feet						
					On-campus[2]		Off-campus[3]		Total		
MSA	**Property Count**	**Investment**	**Cash NOI**	**Occupancy %**	**Multi-tenant**	**Single-tenant**	**Multi-tenant**	**Single-tenant**	**Multi-tenant**	**Single-tenant**	**% of Total**
Dallas, TX	28	$ 726,978	$ 16,607	91.3	1,910	1,352	328	54	2,238	1,406	18
Houston, TX	29	563,654	9,687	93.1	1,244	1,365	287	—	1,530	1,365	14
Seattle, WA	6	226,353	6,183	93.8	667	—	—	—	667	—	3
Denver, CO	16	284,652	5,602	87.9	1,077	—	35	—	1,113	—	5
Nashville, TN	14	174,760	4,937	92.9	1,289	10	—	—	1,289	10	6
Louisville, KY	11	217,896	4,260	92.0	565	17	447	15	1,012	32	5
Greenville, SC	16	295,331	3,968	99.4	232	560	12	52	244	612	4
Philadelphia, PA	3	369,708	3,455	85.6	700	—	217	90	917	90	5
Phoenix, AZ	13	184,015	3,289	91.2	519	—	207	—	726	—	3
Salt Lake City, UT	13	149,919	3,253	90.9	434	63	261	7	695	71	4
San Diego, CA	5	110,008	2,229	98.3	—	176	155	—	155	176	2
Miami, FL	10	98,382	2,188	85.2	499	—	—	30	499	30	3
Las Vegas, NV	7	124,408	1,808	83.4	536	—	—	—	536	—	3
Kansas City, MO	3	78,854	1,526	96.3	260	—	—	8	260	8	1
Fresno, CA	1	59,689	1,489	100.0	—	56	—	—	—	56	—
San Antonio, TX	4	71,048	1,358	79.5	354	—	—	—	354	—	2
Ogden, UT	9	63,609	1,207	87.3	269	—	13	68	282	68	2
Los Angeles, CA	4	65,245	1,176	88.4	106	—	97	—	202	—	1
Sacramento, CA	2	75,345	1,001	99.0	—	—	29	92	29	92	1
Washington, DC	3	65,970	974	88.5	55	29	99	—	154	29	1
Remaining	71	881,298	15,238	96.5	1,620	1,293	422	457	2,043	1,750	18
	268	**$ 4,887,122**	**$ 91,437**	**92.1**	**12,336**	**4,921**	**2,609**	**873**	**14,945**	**5,794**	**100**

(1) Excludes one property that is in Development.
(2) Includes 7.3 million square feet subject to ground leases with average expirations of 55 years and renewal options generally ranging from 10 to 25 years.
(3) Includes medical office buildings that are off-campus, adjacent (within 0.25 miles of a hospital campus) and anchored (50% or more leased by a health system).

37

Medical Office

As of and for the quarter ended March 31, 2019, square feet in thousands

SQUARE FEET BY HEALTH SYSTEM

Health System	Health System Rank[1]	Credit Rating	Square Feet: On-Campus	Anchored[2]	Adjacent[2]	Off-Campus	Total	% of Total	Directly Leased by Health System: % Square Feet	% of Annualized Base Rent
HCA	2	Ba1	8,693	60	236	—	8,989	43.3	22.0	22.3
Memorial Hermann Health System	41	A1	1,634	80	—	—	1,714	8.3	8.3	4.5
Community Health Systems, Inc.	8	Caa3	1,298	51	—	—	1,348	6.5	5.5	3.6
Greenville Health System	62	A2	792	64	—	—	856	4.1	4.2	3.6
Norton Healthcare	120	—	582	15	328	—	926	4.5	2.8	3.1
Jefferson Health	160	A2	700	—	—	—	700	3.4	2.0	2.0
Providence Health & Services	4	Aa3	563	—	—	—	563	2.7	1.3	2.1
Steward Health Care	N/A	—	547	—	—	—	547	2.6	1.6	1.4
Remaining - credit rated			2,055	744	507	—	3,306	15.9		
Non-credit rated			392	226	56	1,116	1,789	8.6		
Total			**17,256**	**1,240**	**1,127**	**1,116**	**20,739**	**100.0**	**47.7**	**42.6**
% of Total			**83.2**	**6.0**	**5.4**	**5.4**				
Total Healthcare Affiliated				**94.6%**						

LEASING ACTIVITY

	Leased Square Feet	Annualized Base Rent Per Sq. Ft.	% Change in Cash Rents[4]	HCP Tenant Improvements per Sq. Ft.	Leasing Costs per Sq. Ft.	Average Lease Term (Months)	Retention Rate YTD
Leased Square Feet as of December 31, 2018[3]	**19,105**	**$ 23.99**					
Expirations	(794)	25.41					
Renewals, amendments and extensions	635	25.67	(0.2)	$ 9.68	$ 5.43	71	80.0%
New leases	175	24.51		36.00	5.21	83	
Terminations	(13)	30.66					
Leased Square Feet as of March 31, 2019	**19,108**	**$ 24.27**					

(1) Ranked by revenue based on the 2017 *Modern Healthcare's Healthcare Systems Financial Database*. Systems denoted as N/A are not reported.
(2) Denotes whether the medical office building is adjacent (within 0.25 miles) to a hospital campus or anchored (the asset is off-campus, but is 50% or more leased to a health system).
(3) For comparative purposes, December 31, 2018 includes two properties that were reclassified into the Medical Office segment during the quarter.
(4) For comparative purposes, reflects adjustments for leases that converted to a different lease type upon renewal, amendment or extension of the original lease.

38

Medical Office

As of and for the quarter ended March 31, 2019, dollars and square feet in thousands

SELECTED LEASE EXPIRATION DATA (NEXT 5 YEARS)[1]

	Total				On-Campus			Off-Campus	
Year	**Leased Square Feet**	**%**	**Annualized Base Rent[2]**	**%**	**Square Feet**	**Annualized Base Rent[2]**	**%**	**Square Feet**	**Annualized Base Rent[2]**
2019[3]	2,082	11	$ 53,045	12	1,625	$ 42,728		458	$ 10,317
2020	2,481	13	64,738	15	2,100	56,145		381	8,593
2021	2,012	11	51,078	11	1,709	43,580		303	7,498
2022	1,859	10	47,617	11	1,444	36,850		415	10,767
2023	1,593	8	41,283	9	1,314	34,217		278	7,066
Thereafter	9,051	47	187,643	42	7,736	155,701		1,315	31,941
	19,078	**100**	**$ 445,405**	**100**	**15,928**	**$ 369,222**		**3,149**	**$ 76,183**

SAME PROPERTY PORTFOLIO

	1Q18	2Q18	3Q18	4Q18	1Q19
Property Count	236	236	236	236	236
Investment	$ 3,905,087	$ 3,925,685	$ 3,943,432	$ 3,977,672	$ 3,982,868
Square feet	18,104	18,104	18,093	18,144	18,145
Occupancy %	93.2	92.9	93.0	92.8	92.5
Real Estate Revenues	$ 118,557	$ 119,900	$ 121,959	$ 119,730	$ 121,976
Operating Expenses	(40,288)	(41,148)	(42,648)	(40,129)	(40,919)
NOI	**$ 78,269**	**$ 78,752**	**$ 79,311**	**$ 79,601**	**$ 81,057**
Cash Real Estate Revenues	$ 116,248	$ 117,781	$ 120,249	$ 118,050	$ 120,111
Cash Operating Expenses	(39,682)	(40,541)	(42,046)	(39,526)	(40,312)
Cash NOI	**$ 76,566**	**$ 77,239**	**$ 78,203**	**$ 78,524**	**$ 79,799**
Year-Over-Year Three-Month SPP Growth %					**4.2%**

(1) Excludes 30,000 square feet and annualized base revenue of $0.5 million related to two assets held for sale at March 31, 2019.
(2) Annualized Base Rent does not include tenant recoveries, additional rent in excess of floors, and non-cash revenue adjustments.
(3) Includes month-to-month and holdover leases.

39

Other | Wholly-owned

As of and for the quarter ended March 31, 2019, dollars in thousands

LEASED PROPERTIES

Type/Operator	Property Count	Investment	Cash NOI	Beds	Occupancy %[(1)]	Facility EBITDARM CFC[(1)]	Facility EBITDAR CFC[(1)]
Hospitals	12	$ 303,591	$ 12,567	1,310	47.2	3.33x	2.99x
Post-acute/skilled	1	17,909	320	120	89.2	2.02x	1.65x
Total Leased Properties	**13**	**$ 321,500**	**$ 12,887**				

DEBT INVESTMENTS

	Investment	Interest Income	Yield	Weighted Average Maturity in Years
620 Terry Development Loan[(2)]	$ 61,435	$ 821	6.5%	3.7
Remaining	44,041	892	8.4%	2.9
Total Debt Investments	**$ 105,475**	**$ 1,713**	**7.3%**	**3.3**

SAME PROPERTY PORTFOLIO

	1Q18	2Q18	3Q18	4Q18	1Q19
Property count	13	13	13	13	13
Investment	$ 321,500	$ 321,500	$ 321,500	$ 321,500	$ 321,500
Beds	1,430	1,430	1,430	1,430	1,430
Occupancy %[(1)]	47.7	51.2	47.9	46.2	47.2
Facility EBITDARM CFC[(1)]	3.03x	3.47x	3.66x	3.44x	3.33x
Facility EBITDAR CFC[(1)]	2.71x	3.13x	3.32x	3.10x	2.99x
Real Estate Revenues	$ 12,411	$ 12,561	$ 12,648	$ 12,664	$ 12,700
Operating Expenses	6	(17)	(8)	(26)	(7)
NOI	**$ 12,417**	**$ 12,544**	**$ 12,640**	**$ 12,638**	**$ 12,694**
Cash Real Estate Revenues	$ 12,582	$ 12,680	$ 12,838	$ 12,858	$ 12,895
Cash Operating Expenses	6	(17)	(8)	(26)	(7)
Cash NOI	**$ 12,588**	**$ 12,663**	**$ 12,830**	**$ 12,833**	**$ 12,888**
Year-Over-Year Three-Month SPP Growth					**2.4%**

(1) Certain operators in our hospital portfolio are not required under their respective leases to provide operational data. SPP occupancy and CFC excludes data for one post-acute/skilled property.

(2) Investment represents fundings under the $115 million participating development loan for the construction of 620 Terry, a $147 million senior housing development located in Seattle. Upon sale or refinancing, we will receive 20% of fair market value in excess of the total development cost.

40

Other | Unconsolidated JVs[1]

As of and for the quarter ended March 31, 2019, dollars and square feet in thousands

SELECTED FINANCIAL DATA AT 100%	Total	CCRC JV	Other SHOP JVs	U.K. JV	Medical Office	Remaining
Joint ventures' Investment	$ 2,335,593	$ 1,497,585	$ 258,945	$ 519,474	$ 50,013	$ 9,576
Joint ventures' mortgage debt	1,050,057	611,813	144,051	291,488	—	2,705
Property count	99	15	10	68	3	3
Capacity		7,269 Units	1,049 Units	3,586 Beds	294 Sq. Ft.	360 Beds
Occupancy %		85.8	89.0	89.1	77.0	74.6
Total revenues	$ 129,216	$ 106,609	$ 9,905	$ 10,557	$ 1,697	$ 448
Operating expenses	(92,245)	(84,442)	(6,951)	—	(831)	(21)
NOI	**$ 36,971**	**$ 22,167**	**$ 2,954**	**$ 10,557**	**$ 866**	**$ 427**
Depreciation and amortization	(31,251)	(24,974)	(2,101)	(3,582)	(523)	(71)
General and administrative expenses	(1,288)	(33)	(10)	(1,107)	(136)	(2)
Transaction-related items	(310)	(310)	—	—	—	—
Interest expense and other	(11,672)	(6,195)	(1,554)	(3,842)	—	(81)
Net income (loss)	**$ (7,550)**	**$ (9,345)**	**$ (711)**	**$ 2,026**	**$ 207**	**$ 273**
Depreciation and amortization	31,251	24,974	2,101	3,582	523	71
NAREIT FFO	**$ 23,701**	**$ 15,629**	**$ 1,390**	**$ 5,608**	**$ 730**	**$ 344**
Transaction-related items	310	310	—	—	—	—
FFO as adjusted	**$ 24,011**	**$ 15,939**	**$ 1,390**	**$ 5,608**	**$ 730**	**$ 344**
Non-refundable Entrance Fee sales, net[2]	7,134	7,134	—	—	—	—
Non-cash adjustments to NOI	(923)	(25)	47	(965)	20	—
Non-cash adjustments to net income	913	264	59	588	—	2
FAD capital expenditures	(3,132)	(2,878)	(160)	—	(94)	—
FAD	**$ 28,003**	**$ 20,434**	**$ 1,336**	**$ 5,231**	**$ 656**	**$ 346**
HCP's SHARE OF UNCONSOLIDATED JVs						
HCP's ownership percentage		49%	45% - 90%	49%	20% - 67%	80%
HCP's net equity investment[3]	$ 337,717	$ 166,379	$ 57,174	$ 102,694	$ 10,039	$ 1,431
Mortgage debt[3]	333,836	102,802	88,206	142,828	—	—
NOI	18,299	10,862	1,490	5,173	432	342
Cash NOI	21,309	14,315	1,519	4,700	433	342
Net income (loss)[3]	(863)	(2,096)	(489)	1,295	208	219
NAREIT FFO[3]	14,214	9,710	774	3,051	404	275
FFO as adjusted[3]	14,365	9,861	774	3,051	404	275
FAD[3]	16,303	12,020	754	2,866	386	277

(1) Excludes land held for development and includes one senior housing development.
(2) Includes $16.4 million related to non-refundable Entrance Fees (net of reserve for early terminations) included in FAD as the fees are collected by our CCRC JV, partially offset by $9.2 million related to non-refundable Entrance Fee amortization recognized on an FFO basis over the estimated stay of the residents. See Entrance Fees in Glossary.
(3) HCP's pro rata share excludes activity related to $192 million of debt funded by HCP at the CCRC JV.

41

Other Unconsolidated JV Capital Represents HCP's pro rata share of unconsolidated JVs for the quarter ended March 31, 2019, dollars in thousands UNCONSOLIDATED JV CAPITAL Three Months Ended March 31, 2019 FAD capital expenditures $ 1,172 Revenue enhancing capital expenditures 3,253 Tenant improvements - 1st generation 8 Development 2,149 Capitalized interest 161 Total capital expenditures $ 6,742 DEVELOPMENT PROJECTS IN PROCESS Actual / Estimated Occupancy Property Cost to Total at Project Project MSA Property Type Count CIP Complete Completion Units Start Initial Stabilized Waldwick New York, NY Senior housing 1 $ 14,258 $ 9,263 $ 23,521 79 3Q17 3Q19 1Q21 LAND HELD FOR DEVELOPMENT Estimated Gross Site Rentable Investment Project MSA Property Type Acreage Units to Date Oakmont Village Santa Rosa, CA Senior housing 3 74 $ 2,340 Brandywine Philadelphia, PA Senior housing 8 67 797 11 141 $ 3,137 42

Other CCRC JV Dollars in thousands, except REVPOR CCRC JV 1Q18 2Q18 3Q18 4Q18 1Q19 Property count 15 15 15 15 15 Units 7,257 7,262 7,268 7,273 7,269 Occupancy % 86.4 85.8 85.5 85.7 85.8 REVPOR(1) $ 5,099 $ 5,132 $ 5,188 $ 5,206 $ 5,208 HCP's SHARE OF CCRC JV Investment $ 713,996 $ 718,920 $ 723,044 $ 729,503 $ 733,817 Cash Real Estate Revenues excluding Cash NREFs, net $ 46,982 $ 46,983 $ 47,370 $ 47,682 $ 47,728 Cash NREFs, net(2) 6,235 7,186 10,299 8,687 7,767 Cash Operating Expenses (40,916) (40,980) (42,095) (42,126) (41,181) Cash NOI $ 12,300 $ 13,189 $ 15,574 $ 14,243 $ 14,315 Margin % including NREFs, net 23.0 24.2 26.8 25.1 25.7 Year-Over-Year Three-Month Growth 16.4% (1) The 3-month average Cash Rental and Operating Revenues per occupied unit excluding Cash NREFs, net for the period presented. (2) Represents non-refundable Entrance Fees, net of a 15% reserve for statutory refunds due to early terminations and related management fees. See Entrance Fees in Glossary. 43

2019 Guidance(1) Projected full year 2019, dollars in millions, except per share amounts Full Year 2019 Guidance (May 1, 2019) Net income, FFO and FFO as Adjusted per Share Guidance Diluted earnings per common share $0.45 - $0.51 Diluted NAREIT FFO per common share $1.67 - $1.73 Diluted FFO as adjusted per common share $1.70 - $1.76 Annualized dividend per share $1.48 Year-Over-Year SPP Cash NOI Guidance Total Portfolio 1.25% - 2.75% Other Supplemental Information - Cash Addition (Reduction) Amortization of deferred compensation $14 - $16 Amortization of deferred financing costs $11 - $15 Straight-line rents ($25) - ($31) FAD capital expenditures ($95) - ($110) CCRC Entrance Fees, net $12 - $16 Deferred income taxes ($12) - ($18) Other FAD adjustments - primarily JV FAD Capital ($3) - ($7) Capital Expenditures (excluding FAD Capital Expenditures)(2) 1st generation tenant improvements / ICE $55 - $70 Casualty related capital $5 - $10 Revenue enhancing $70 - $85 Development and Redevelopment $600 - $700 Development loan funding $85 - $95 Other Items Interest income $8 - $12 General and administrative $84 - $89 Interest expense $215 - $235 HCP's share of Unconsolidated JVs Cash NOI $75 - $83 HCP's share of Unconsolidated JVs FFO $48 - $56 (1) Refer to the February 13, 2019 release for additional 2019 Guidance. (2) Includes HCP's Share of Unconsolidated JVs. 44

Glossary

Adjusted Fixed Charge Coverage*

Adjusted EBITDAre divided by Fixed Charges. Adjusted Fixed Charge Coverage is a supplemental measure of liquidity and our ability to meet interest payments on our outstanding debt and pay dividends to our preferred stockholders, if applicable. Our various debt agreements contain covenants that require us to maintain ratios similar to Adjusted Fixed Charge Coverage, and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain of our debt instruments. Adjusted Fixed Charge Coverage is subject to the same limitations and qualifications as Adjusted EBITDAre and Fixed Charges.

Annualized Base Rent

The most recent month's (or subsequent month's if acquired in the most recent month) base rent including additional rent floors, cash income from DFLs and/or interest income annualized for 12 months. Annualized Base Rent excludes properties in our SHOP and properties sold or held for sale during the quarter. Further, Annualized Base Rent does not include tenant recoveries, additional rents in excess of floors and non-cash revenue adjustments (i.e., straight-line rents, amortization of market lease intangibles, DFL non-cash interest and deferred revenues). We use Annualized Base Rent for the purpose of determining Lease Expirations and Debt Investment Maturities.

Cash Flow Coverage ("CFC")*

Facility EBITDAR or Facility EBITDARM divided by the aggregate of base rent and any additional rent due to us for the trailing 12-month period one quarter in arrears from the period presented. CFC is a supplemental measure of a property's ability to generate cash flows for the operator/tenant (not HCP) to meet the operator's/tenant's related rent and other obligations to us. However, CFC is subject to the same limitations and qualifications as Facility EBITDAR or Facility EBITDARM. CFC is not presented for: (i) properties operated under a RIDEA structure; or (ii) newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant trailing 12-month period, vacant facilities and facilities for which data is not available or meaningful.

Cash Operating Expenses*

Cash Operating Expenses represents property level operating expenses (which exclude transition costs) after eliminating the effects of straight-line rents, lease termination fees, actuarial reserves for insurance claims that have been incurred but not reported, and the impact of deferred community fee expense.

Cash Real Estate Revenues*

Cash Real Estate Revenues represents rental and related revenues, resident fees and services and income from DFLs after eliminating the effects of straight-line rents, DFL non-cash interest, amortization of market lease intangibles, lease termination fees and the impact of deferred community fee income.

Completion Date - Development/Redevelopment

For Developments, management's estimate of the period the core and shell structure improvements are expected to be or have been completed. For Redevelopments, management's estimate of the period in which major construction activity in relation to the scope of the project has been or will be substantially completed and excludes the completion of tenant improvements.

Consolidated Debt

The carrying amount of bank line of credit and term loans, senior unsecured notes, mortgage debt and other debt, as reported in our consolidated financial statements.

Consolidated Gross Assets*

The carrying amount of total assets, excluding investments in and advances to our unconsolidated JVs, after adding back accumulated depreciation and amortization, as reported in our consolidated financial statements. Consolidated Gross Assets is a supplemental measure of our financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.

Consolidated Secured Debt

Mortgage and other debt secured by real estate, as reported in our consolidated financial statements.

Continuing Care Retirement Community ("CCRC")

A senior housing facility which provides at least three levels of care (i.e., independent living, assisted living and skilled nursing).

Debt Investments

Loans secured by a direct interest in real estate and mezzanine loans.

Development

Includes ground-up construction. Newly completed developments, are considered Stabilized at the earlier of lease-up (typically when the tenant(s) controls the physical use of 80% of the space) or 24 months from the date the property is placed in service.

Direct Financing Lease ("DFL")

Lease for which future minimum lease payments are recorded as a receivable and the difference between the future minimum lease payments and the estimated residual values less the cost of the properties is recorded as unearned income. Unearned income is deferred and amortized to income over the lease terms to provide a constant yield.

EBITDAre and Adjusted EBITDAre*

EBITDAre, or EBITDA for Real Estate, is a supplemental performance measure defined by the National Association of Real Estate Investment Trusts ("NAREIT") and intended for real estate companies. It represents earnings before interest expense, income taxes, depreciation and amortization, gains or losses from sales of depreciable property (including gains or losses on change in control), and impairment charges (recoveries) related to depreciable property. Adjusted EBITDAre is defined as EBITDAre excluding impairments (recoveries) related to non-depreciable assets, transaction-related items, prepayment costs (benefits) associated with early retirement or payment of debt, severance and related charges, litigation costs (recoveries), casualty-related charges (recoveries), stock compensation expense and foreign currency remeasurement losses (gains), and is adjusted to include our share of CCRC non-refundable entrance fees received. EBITDAre and Adjusted EBITDAre include our pro rata share of our unconsolidated JVs presented on the same basis.

Enterprise Debt*

Consolidated Debt plus our pro rata share of total debt from our unconsolidated JVs. Enterprise Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share of total debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.

45

Glossary

Enterprise Gross Assets*

Consolidated Gross Assets plus our pro rata share of total gross assets from our unconsolidated JVs, after adding back accumulated depreciation and amortization. Enterprise Gross Assets is a supplemental measure of our financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.

Enterprise Secured Debt*

Consolidated Secured Debt plus our pro rata share of mortgage debt from our unconsolidated JVs. Enterprise Secured Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share of Enterprise Secured Debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.

Entrance Fees

Certain of our communities have residency agreements which require the resident to pay an upfront entrance fee prior to taking occupancy at the community. For net income, NOI and NAREIT FFO, the non-refundable portion of the entrance fee is recorded as deferred entrance fee revenue and amortized over the estimated stay of the resident based on an actuarial valuation. For Cash NOI and FAD, the non-refundable entrance fees ("NREFs") are recognized upon receipt, net of a reserve for statutory refunds due to early terminations. The refundable portion of a resident's entrance fee is generally refundable within a certain number of months or days following contract termination or upon the sale of the unit. All refundable amounts due to residents at any time in the future are classified as liabilities.

Facility EBITDAR and Facility EBITDARM*

Earnings before interest, taxes, depreciation, amortization and rent (and management fees), as applicable, for a particular facility accruing to the operator/tenant of the property (HCP as lessor), for the trailing 12 months and one quarter in arrears from the date reported. We use Facility EBITDAR or Facility EBITDARM in determining CFC and as a supplemental measure of the ability of the property to generate sufficient liquidity to meet related obligations to us. Facility EBITDAR includes: (i) contractual management fees; (ii) an imputed management fee of 5% of revenues for senior housing facilities and post-acute/skilled facilities, or (iii) an imputed management fee of 2% of revenues for hospitals. All facility financial performance data was derived solely from information provided by operators/tenants without independent verification by us. Facility EBITDAR and Facility EBITDARM are subject to the same limitations and qualifications as EBITDA. In addition, Facility EBITDAR and Facility EBITDARM do not represent a borrower's net income or cash flow from operations and should not be considered alternatives to those indicators. Facility EBITDAR and Facility EBITDARM are not presented for: (i) properties operated under a RIDEA structure; or (ii) newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant trailing 12-month period, vacant facilities and facilities for which data is not available or meaningful.

Financial Leverage*

Enterprise Debt divided by Enterprise Gross Assets. Financial Leverage is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.

Fixed Charges*

Total interest expense plus capitalized interest plus preferred stock dividends (if applicable). Fixed Charges also includes our pro rata share of the interest expense plus capitalized interest plus preferred stock dividends (if applicable) of our unconsolidated JVs. Fixed Charges is a supplemental measure of our interest payments on outstanding debt and dividends to preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage. Fixed Charges is subject to limitations and qualifications, as, among other things, it does not include all contractual obligations.

Funds Available for Distribution ("FAD")*

See the "Funds Available for Distribution" definition included in the accompanying Discussion and Reconciliations of Non-GAAP Financial Measures for information regarding FAD.

Funds From Operations ("NAREIT FFO") and FFO as Adjusted*

See the "Funds From Operations" definition included in the accompanying Discussion and Reconciliations of Non-GAAP Financial Measures for information regarding NAREIT FFO and FFO as adjusted.

HCP's Share of Unconsolidated Joint Ventures ("JVs")

HCP's pro rata share information is prepared on a basis consistent with the comparable consolidated amounts by applying our actual ownership percentage for the period, and is intended to reflect our proportionate economic interest in the financial position and operating results of properties in our portfolio.

Healthcare Affiliated

Represents properties that are on-campus or adjacent to a healthcare system and properties that are leased 50% or more to a healthcare system.

Initial Capital Expenditures ("ICE")

Expenditures required to bring a newly acquired property up to standard. The expenditures are typically identified during underwriting and incurred within the first year of ownership.

Investment and Portfolio Investment*

Represents: (i) the carrying amount of real estate assets and intangibles, after adding back accumulated depreciation and amortization, and (ii) the carrying amount of DFLs and Debt Investments. Portfolio Investment also includes our pro rata share of the real estate assets and intangibles held in our unconsolidated JVs, presented on the same basis as Investment, less the value attributable to refundable Entrance Fee liabilities. Investment and Portfolio Investment exclude land held for development.

Metropolitan Statistical Areas ("MSA")

Metropolitan Statistical Areas are geographic entities delineated by the Office of Management and Budget for use by Federal Statistical agencies in collecting, tabulating, and publishing Federal statistics. A metro area contains a core urban area of 50,000 or more population, consists of one or more counties and includes the counties containing the core urban area, as well as any adjacent counties that have a high degree of social and economic integration (as measured by commuting to work) with the urban core.

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Glossary

Net Debt*

Enterprise Debt less the carrying amount of cash and cash equivalents as reported in our consolidated financial statements and our pro rata share of cash and cash equivalents from our unconsolidated JVs. Net Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.

Net Debt to Adjusted EBITDAre*

Net Debt divided by Adjusted EBITDAre is a supplemental measure of our ability to decrease our debt. Because we may not be able to use our cash to reduce our debt on a dollar-for-dollar basis, this measure may have material limitations.

Net Operating Income from Continuing Operations ("NOI") and Cash NOI*

NOI is defined as real estate revenues (inclusive of rental and related revenues, resident fees and services, and income from direct financing leases), less property level operating expenses (which exclude transition costs); NOI excludes all other financial statement amounts included in net income (loss). Cash NOI is calculated as NOI after eliminating the effects of straight-line rents, DFL non-cash interest, amortization of market lease intangibles, termination fees, actuarial reserves for insurance claims that have been incurred but not reported, and the impact of deferred community fee income and expense.

Occupancy

For life science facilities and medical office buildings, Occupancy represents the percentage of total rentable square feet leased where rental payments have commenced, including month-to-month leases, as of the end of the period reported. For senior housing triple-net facilities, post-acute/skilled facilities and hospitals, Occupancy represents the facilities' average operating Occupancy for the trailing three-month period ended one quarter in arrears from the date reported. For SHOP properties, Occupancy represents the facilities' average operating Occupancy for the most recent calendar quarter (year-to-date for year-to-date SPP) available weighted to reflect HCP's share. The percentages are calculated based on units for senior housing facilities and available beds for post-acute/skilled facilities and hospitals. The percentages shown exclude newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant period, vacant facilities and facilities for which data is not available or meaningful. All facility financial performance data was derived solely from information provided by operators/tenants and borrowers without independent verification by us.

Penetration Rate

Reflects the number of available senior housing units as a percentage of total population age 80 and older. This measurement is an indicator of market demand for new development and expansion projects.

Pooled Leases

Two or more leases to the same operator/tenant or their subsidiaries under which their obligations are combined by virtue of cross default protection, a pooling agreement or multiple pooling agreements, or cross-guaranties.

Portfolio Income*

Cash NOI plus interest income plus our pro rata share of Cash NOI from our unconsolidated JVs.

Real Estate Revenues*

Includes rental related revenues, tenant recoveries, resident fees and services and income from DFLs.

Redevelopment

Properties that incur major capital expenditures to significantly improve, change the use, or reposition the property pursuant to a formal redevelopment plan. Newly completed redevelopments, are considered Stabilized at the earlier of lease-up (typically when the tenant(s) controls the physical use of 80% of the space) or 24 months from the date the property is placed in service.

Retention Rate

The ratio of total renewed square feet to the total square feet expiring and available for lease, excluding the square feet for tenant leases terminated for default or buy-out prior to the expiration of the lease.

REVPOR SHOP*

The 3-month average Cash Real Estate Revenues per occupied unit for the most recent period available. REVPOR SHOP excludes newly completed assets under lease-up, assets sold, acquired or transitioned to a new operating structure (such as triple-net to SHOP) during the relevant period, assets in redevelopment, and assets that experienced a casualty event that significantly impacted operations.

REVPOR Triple-net

The 3-month average facility revenue per occupied unit, one quarter in arrears from the period presented. Facility revenue consists primarily of resident rents generated at triple-net communities, which are not included in our financial results. Facility revenues are derived solely from information provided by operators/tenants without independent verification by us. REVPOR Triple-net excludes vacant facilities, newly completed assets under lease-up, assets sold, acquired or transitioned to a new operating structure (such as triple-net to SHOP) during the relevant period.

RIDEA

A structure whereby a taxable REIT subsidiary is permitted to rent a healthcare facility from its parent REIT and hire an independent contractor to operate the facility.

Same Property Portfolio ("SPP")*

SPP NOI and Adjusted (Cash) NOI information allows us to evaluate the performance of our property portfolio under a consistent population by eliminating changes in the composition of our consolidated portfolio of properties. SPP NOI excludes certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis. Properties are included in SPP once they are stabilized for the full period in both comparison periods. Newly acquired operating assets are generally considered stabilized at the earlier of lease-up (typically when the tenant(s) control(s) the physical use of at least 80% of the space) or 12 months from the acquisition date. Newly completed developments and redevelopments are considered stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. Properties that experience a change in reporting structure, such as a transition from a triple-net lease to a RIDEA reporting structure, are considered stabilized after 12 months in operations under a consistent reporting structure. A property is removed from SPP when it is classified as held for sale, sold, placed into redevelopment, experiences a casualty event that significantly impacts operations or changes its reporting structure (such as triple-net to SHOP).

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Glossary Secured Debt Ratio* Enterprise Secured Debt divided by Enterprise Gross Assets. Secured Debt Ratio is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Square Feet (Sq. Ft.) The square footage for properties, excluding square footage for development or redevelopment properties prior to completion. Stabilized / Stabilization Newly acquired operating assets are generally considered Stabilized at the earlier of lease-up (typically when the tenant(s) control(s) the physical use of at least 80% of the space) or 12 months from the acquisition date. Newly completed developments and redevelopments are considered Stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. Properties that experience a change in reporting structure, such as a transition from a triple-net lease to a RIDEA reporting structure, are considered stabilized after 12 months in operations under a consistent reporting structure. Total Market Equity The total number of outstanding shares of our common stock multiplied by the closing price per share of our common stock on the New York Stock Exchange as of period end, plus the total number of convertible partnership units multiplied by the closing price per share of our common stock on the New York Stock Exchange as of period end (adjusted for stock splits). Units/Square Feet/Beds Senior housing facilities are measured in available units (e.g., studio, one or two bedroom units). Life science facilities and medical office buildings are measured in square feet. Post-acute/skilled facilities and hospitals are measured in available beds. * Non-GAAP Supplemental Measures Reconciliations, definitions and important discussions regarding the usefulness and limitations of the Non-GAAP Financial Measures used in this report can be found at http://ir.hcpi.com/financial-reconciliation. 48

Adjusted EBITDAre and Adjusted Debt Ratios Fixed Charge Coverage Dollars in thousands NET INCOME TO ADJUSTED EBITDAre Three Months Ended March 31, 2019 Net income (loss) $ 64,990 Interest expense 49,327 Income tax expense (benefit) (3,458) Depreciation and amortization 131,951 Other depreciation and amortization 2,797 Loss (gain) on sales of real estate, net (8,044) Impairments (recoveries) of depreciable real estate, net 8,858 HCP’s share of unconsolidated JV: Interest expense 4,250 Income tax expense (benefit) 145 Depreciation and amortization 15,077 Other JV adjustments (427) EBITDAre $ 265,466 Transaction-related items 5,889 Litigation costs (recoveries) 128 Amortization of deferred compensation 3,590 Foreign currency remeasurement losses (gains) (28) CCRC entrance fees 3,496 Adjusted EBITDAre $ 278,541 ADJUSTED FIXED CHARGE COVERAGE Interest expense 49,327 Capitalized interest 8,369 HCP’s share of unconsolidated JV interest expense and capitalized interest 4,313 Fixed Charges $ 62,009 Adjusted Fixed Charge Coverage 4.5x 49

Debt Ratios As of and for the quarter ended March 31, 2019, dollars in thousands ENTERPRISE DEBT AND NET DEBT March 31, 2019 Bank line of credit(1) $ 276,500 Term loans — Senior unsecured notes 5,260,622 Mortgage debt 137,525 Other debt 89,223 Consolidated Debt $ 5,763,870 HCP's share of unconsolidated JV mortgage debt 333,836 HCP's share of unconsolidated JV other debt 170,715 Enterprise Debt $ 6,268,421 Cash and cash equivalents (120,117) HCP's share of unconsolidated JV cash and cash equivalents (26,473) Net Debt $ 6,121,831 FINANCIAL LEVERAGE March 31, 2019 Enterprise Debt $ 6,268,421 Enterprise Gross Assets 16,943,422 Financial Leverage 37.0% SECURED DEBT RATIO March 31, 2019 Mortgage debt $ 137,525 (1) Includes £55 million translated into USD. HCP's share of unconsolidated JV mortgage debt 333,836 (2) Represents the current quarter Adjusted EBITDAre multiplied Enterprise Secured Debt $ 471,361 by a factor of four. Enterprise Gross Assets 16,943,422 Secured Debt Ratio 2.8% NET DEBT TO ADJUSTED EBITDAre Three Months Ended March 31, 2019 Net Debt $ 6,121,831 Adjusted EBITDAre 1,114,164 (2) Net Debt to Adjusted EBITDAre 5.5x 50

COMPANY Information BOARD OF DIRECTORS BRIAN G. CARTWRIGHT LYDIA H. KENNARD Chairman of the Board, HCP, Inc. President and Chief Executive Officer, Former General Counsel KDG Construction Consulting U.S. Securities and Exchange Commission KATHERINE M. SANDSTROM THOMAS M. HERZOG Advisor, President and Chief Executive Officer, HCP, Inc. Heitman, LLC CHRISTINE N. GARVEY Former Global Head of Corporate Real Estate Services, Deutsche Bank AG R. KENT GRIFFIN, JR. Former President and Chief Operating Officer, BioMed Realty Trust, Inc. DAVID B. HENRY Former Vice Chairman and Chief Executive Officer, Kimco Realty Corporation EXECUTIVE MANAGEMENT THOMAS M. HERZOG SHAWN G. JOHNSTON President and Chief Executive Officer Executive Vice President Chief Accounting Officer SCOTT M. BRINKER Executive Vice President GLENN T. PRESTON Chief Investment Officer Executive Vice President Medical Office Properties THOMAS M. KLARITCH Executive Vice President Chief Operating Officer Chief Development Officer TROY E. MCHENRY Executive Vice President General Counsel and Corporate Secretary PETER A. SCOTT Executive Vice President Chief Financial Officer 51

Sky Ridge III Forward-Looking Statements Lone Tree, CO & Risk Factors Statements contained in this supplemental report which are not historical facts are "forward- looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward- looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “target,” “forecast,” “plan,” “potential,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof. Examples of forward-looking statements include, among other things: (i) statements regarding current, pending or contemplated acquisitions, dispositions, transitions, developments, redevelopments, joint venture transactions, capital recycling plans, financing activities, or other transactions, including with respect to timing, outcomes, yields, and other details; (ii) future new supply and demographics; and (iii) the Company’s 2019 guidance and assumptions with respect thereto. Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. While forward- looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. Further, we cannot guarantee the accuracy of any such forward-looking statement contained in this supplemental report, and such forward-looking statements are subject to known and unknown risks and uncertainties that are difficult to predict. These risks and uncertainties include, but are not limited to: the Company’s reliance on a concentration of a small number of tenants and operators for a significant percentage of its revenues and net operating income; the financial condition of the Company’s existing and future tenants, operators and borrowers, including potential bankruptcies and downturns in their businesses, and their legal and regulatory proceedings, which results in uncertainties regarding the Company’s ability to continue to realize the full benefit of such tenants’ and operators’ leases and borrowers’ loans; the ability of the Company’s existing and future tenants, operators and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and to generate sufficient income to make rent and loan payments to the Company and the Company’s ability to recover investments made, if applicable, in their operations; the Company’s concentration in the healthcare property sector, particularly in senior housing, life sciences and medical office buildings, which makes its profitability more vulnerable to a downturn in a specific sector than if the Company were investing in multiple industries; operational risks associated with third party management contracts, including the additional regulation and liabilities of RIDEA lease structures; the effect on the Company and its tenants and operators of legislation, executive orders and other legal requirements, including compliance with the Americans with Disabilities Act, fire, safety and health regulations, environmental laws, the Affordable Care Act, licensure, certification and inspection requirements, and laws addressing entitlement programs and related services, including Medicare and Medicaid, which may result in future reductions in reimbursements or fines for noncompliance; the Company’s ability to identify replacement tenants and operators and the potential renovation costs and regulatory approvals associated therewith; the risks associated with property development and redevelopment, including costs above original estimates, project delays and lower occupancy rates and rents than expected; the potential impact of uninsured or underinsured losses; the risks associated with the Company’s investments in joint ventures and unconsolidated entities, Continued 52

East Mesa Forward-Looking Statements Mesa, AZ & Risk Factors (continued) including its lack of sole decision making authority and its reliance on its partners’ financial condition and continued cooperation; competition for the acquisition and financing of suitable healthcare properties as well as competition for tenants and operators, including with respect to new leases and mortgages and the renewal or rollover of existing leases; the Company’s ability to achieve the benefits of acquisitions or other investments within expected time frames or at all, or within expected cost projections; the potential impact on the Company and its tenants, operators and borrowers from current and future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments; changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect the Company’s costs of compliance or increase the costs, or otherwise affect the operations, of its tenants and operators; the Company’s ability to foreclose on collateral securing its real estate-related loans; volatility or uncertainty in the capital markets, the availability and cost of capital as impacted by interest rates, changes in the Company’s credit ratings, and the value of its common stock, and other conditions that may adversely impact the Company’s ability to fund its obligations or consummate transactions, or reduce the earnings from potential transactions; changes in global, national and local economic and other conditions, including currency exchange rates; the Company’s ability to manage its indebtedness level and changes in the terms of such indebtedness; competition for skilled management and other key personnel; the Company’s reliance on information technology systems and the potential impact of system failures, disruptions or breaches; the Company’s ability to maintain its qualification as a real estate investment trust; and other risks and uncertainties described from time to time in the Company’s Securities and Exchange Commission (SEC) filings. Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made. The information in this supplemental report should be read in conjunction with the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8- K and other information filed with the SEC. The Reporting Definitions (and Reconciliations of Non-GAAP Financial Measures) are an integral part of the information presented herein. You can access these documents on the Company’s website, www.hcpi.com, free of charge, as well as amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on the Company’s website is not incorporated by reference into, and should not be considered a part of, this supplemental report. In addition, the SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including the Company, that file electronically with the SEC at www.sec.gov. This supplemental report also includes market and industry data that the Company has obtained from market research, publicly available information and industry publications. The accuracy and completeness of such information are not guaranteed. The market and industry data is often based on industry surveys and preparers’ experience in the industry. Similarly, although the Company believes that the surveys and market research that others have performed are reliable, it has not independently verified this information. For more information, contact Andrew Johns, Vice President - Investor Relations, at (949) 407-0400. 53

CORPORATE HEADQUARTERS SAN FRANCISCO OFFICE NASHVILLE OFFICE 1920 MAIN STREET, SUITE 1200 950 TOWER LANE, SUITE 1650 3000 MERIDIAN BOULEVARD, SUITE 200 IRVINE, CA 92614 FOSTER CITY, CA 94404 FRANKLIN, TN 37067 (949) 407-0700 54